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                           WAREHOUSE CREDIT AGREEMENT

                           DATED AS OF APRIL 30, 1998


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                                      AMONG

                           CONTITRADE SERVICES L.L.C.,

                     FIRSTCITY CONSUMER LENDING CORPORATION,

                       FIRSTCITY AUTO RECEIVABLES L.L.C.,

                                       AND

                         FIRSTCITY FINANCIAL CORPORATION




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
                                TABLE OF CONTENTS

                                                                                                                PAGE
SECTION 1.        DEFINITIONS.....................................................................................1

         1.1.     DEFINED TERMS...................................................................................1

SECTION 2.        AMOUNT AND TERMS OF LENDER FUNDING COMMITMENT...................................................2

         2.1.     LENDER FUNDING COMMITMENT.......................................................................2

         2.2.     PROMISSORY NOTE.................................................................................2

         2.3.     AVAILABILITY OF BORROWINGS......................................................................2

         2.4.     INTEREST........................................................................................3

         2.5.     PRINCIPAL PAYMENTS ON THE LOAN..................................................................3

         2.6.     SECURITY AND COLLATERAL AGENT AGREEMENT.........................................................3

         2.7.     DEPOSITS TO COLLECTION ACCOUNT..................................................................4

         2.8.     PROCEEDS........................................................................................4

         2.9.     TAXES...........................................................................................4

SECTION 3.        REPRESENTATIONS AND WARRANTIES..................................................................5

         3.1.     REPRESENTATIONS AND WARRANTIES OF BORROWER......................................................5

         3.2.     REPRESENTATIONS AND WARRANTIES OF FIRSTCITY CONSUMER............................................8

         3.3.     REPRESENTATIONS AND WARRANTIES OF FIRSTCITY FINANCIAL..........................................11

SECTION 4.        CONDITIONS PRECEDENT...........................................................................13

         4.1.     CONDITIONS TO INITIAL ADVANCE..................................................................13

         4.2.     CONDITIONS TO EACH ADVANCE.....................................................................15

SECTION 5.        RELEASE OF LIENS...............................................................................16

SECTION 6.        AFFIRMATIVE COVENANTS..........................................................................16

         6.1.     FINANCIAL STATEMENTS...........................................................................16

         6.2.     CERTIFICATES; OTHER INFORMATION................................................................17

         6.3.     PAYMENT OF OBLIGATIONS.........................................................................17


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         6.4.     CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE...............................................17

         6.5.     MAINTENANCE OF PROPERTY; INSURANCE.............................................................17

         6.6.     INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS; AUDIT REPORTS..........................18

         6.7.     NOTICES........................................................................................18

         6.8.     DELIVERY OF OTHER REPORTS......................................................................19

         6.9.     APPROVAL OF NEW ORIGINATORS....................................................................19

         6.10.    FURTHER ASSURANCES.............................................................................19

         6.11.    COOPERATION IN MAKING CALCULATIONS.............................................................19

         6.12.    SECURITIZATION.................................................................................20

         6.13.    ADDITIONAL CREDIT SUPPORT......................................................................20

         6.14.    MINIMUM NET WORTH..............................................................................20

         6.15.    UNDERWRITING AND REVIEW........................................................................20

         6.16.    CERTAIN INFORMATION............................................................................20

         6.17.    CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE...............................................20

         6.18.    NOTICES........................................................................................20

         6.19.    MAINTENANCE OF CONTROL.........................................................................21

         6.20.    FURTHER ASSURANCES.............................................................................21

         6.21.    MAINTENANCE OF CONTROL-BORROWER................................................................21

SECTION 7.        NEGATIVE COVENANTS.............................................................................21

         7.1.     LIMITATION ON DEBT.............................................................................21

         7.2.     LIMITATION ON LIENS............................................................................21

         7.3.     LIMITATION ON FUNDAMENTAL CHANGES..............................................................22

         7.4.     SALE, TRANSFER OR ENCUMBRANCE OF ASSETS........................................................22

         7.5.     CONTRACTS......................................................................................22

         7.6.     LIMITATION ON DIVIDENDS........................................................................22


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         7.7.     LIMITATIONS ON BORROWER'S BUSINESS AND ACTIVITIES..............................................22

         7.8.     LIMITATION ON INVESTMENTS, LOANS AND ADVANCES..................................................23

         7.9.     TRANSACTIONS WITH AFFILIATES...................................................................23

         7.10.    SALE AND LEASEBACK.............................................................................23

         7.11.    CERTIFICATE OF FORMATION.......................................................................23

         7.12.    FISCAL YEAR....................................................................................23

         7.13.    LIMITATION ON NEGATIVE PLEDGE CLAUSES..........................................................23

         7.14.    ACTIVITIES OF BORROWER.........................................................................23

         7.15.    AGREEMENTS.....................................................................................24

         7.16.    BANK ACCOUNTS..................................................................................24

         7.17.    LOCKBOX PROVIDERS..............................................................................24

         7.18.    SUBORDINATED DEBT..............................................................................24

         7.19.    MARGIN SECURITIES..............................................................................24

         7.20.    NO COMMINGLING.................................................................................24

         7.21.    GUARANTEES.....................................................................................24

         7.22.    AMENDMENT OF FACILITY AGREEMENTS...............................................................24

         7.23.    POLICIES.......................................................................................25

         7.24.    MISCELLANEOUS..................................................................................25

SECTION 8.        REMEDIES UPON DEFAULT..........................................................................25

         8.1.     ACCELERATION...................................................................................25

         8.2.     FILES..........................................................................................25

         8.3.     COLLECTIONS....................................................................................25

         8.4.     POWER OF ATTORNEY..............................................................................26

SECTION 9.        FUNDING COMMITMENT OF FIRSTCITY................................................................26

         9.1.     FUNDING COMMITMENT.............................................................................26

         9.2.     FIRSTCITY FINANCIAL TO PROVIDE SUBORDINATE FINANCING...........................................27


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         9.3.     INDEMNIFICATION................................................................................27

SECTION 10.       MISCELLANEOUS..................................................................................27

         10.1.    AMENDMENTS AND WAIVERS.........................................................................27

         10.2.    NOTICES........................................................................................28

         10.3.    NO WAIVER; CUMULATIVE REMEDIES.................................................................29

         10.4.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES.....................................................29

         10.5.    PAYMENT OF EXPENSES AND TAXES..................................................................29

         10.6.    SUCCESSORS AND ASSIGNS; PARTICIPATIONS.........................................................30

         10.7.    TERMINATION....................................................................................31

         10.8.    COUNTERPARTS...................................................................................31

         10.9.    SEVERABILITY...................................................................................31

         10.10.   INTEGRATION; CONSTRUCTION......................................................................31

         10.11.   LIMITED LIABILITY..............................................................................31

         10.12.   GOVERNING LAW..................................................................................32

         10.13.   SUBMISSION TO JURISDICTION; WAIVERS............................................................32

         10.14.   ACKNOWLEDGEMENTS...............................................................................33

         10.15.   WAIVER OF JURY TRIAL...........................................................................33



EXHIBITS
Exhibit A    -        Definition List
Exhibit B    -        Form of Promissory Note
Exhibit C    -        Notice of Borrowing
Exhibit D    -        Reserved
Exhibit E    -        Reserved
Exhibit F    -        Underwriting Guidelines
Exhibit G    -        Charge Off Policy
Exhibit H    -        Lockbox Agreement


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
                           WAREHOUSE CREDIT AGREEMENT

                  WAREHOUSE CREDIT AGREEMENT, dated as of April 30, 1998 (this "Credit Agreement"), by and among CONTITRADE SERVICES L.L.C., a Delaware limited liability company ("Lender"), FIRSTCITY AUTO RECEIVABLES L.L.C., a Texas limited liability company ("Borrower"), FIRSTCITY CONSUMER LENDING CORPORATION, a Texas corporation ("FirstCity Consumer"), and FIRSTCITY FINANCIAL CORPORATION, a Delaware corporation (together with the Borrower and FirstCity Consumer, the "FirstCity Entities").

                              W I T N E S S E T H:

                  WHEREAS, Borrower desires to purchase certain Contracts from time to time; and

                  WHEREAS, Borrower has requested that Lender make the Loan to Borrower, the proceeds of which shall be used to purchase Contracts; and

                  WHEREAS, as security for its obligations under this Credit Agreement, Borrower shall pledge the Collateral; and

                  WHEREAS, subject to the terms and conditions set forth herein, Lender is willing to make the Loan to Borrower.

                  NOW, THEREFORE, the parties hereto agree as follows:


                             SECTION 1. DEFINITIONS

1.1.     Defined Terms.

                  (a) As used in this Credit Agreement, the Promissory Note, the Servicing Agreement, the Security and Collateral Agent Agreement, the Paying Agent Agreement, the IBSA, or any certificate or other document made or delivered pursuant hereto or thereto (collectively, the "Facility Agreements"), the capitalized terms used herein and therein shall, unless otherwise defined herein or therein, have the meanings assigned to them in the Definitions List dated as of the date hereof that refers to this Credit Agreement, which is incorporated herein by reference and attached as Exhibit A hereto (the "Definitions List").

                  (b) As used herein or in any other Facility Agreement, accounting terms not defined in the Definitions List and accounting terms partly defined in the Definitions List to the extent not defined shall have the respective meanings given to them under GAAP.

                  (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Credit Agreement shall refer to this Credit Agreement as a whole and not to any particular provision of this Credit Agreement, and Section, subsection and Exhibit references are to this Credit Agreement unless otherwise specified.

                  (d) Capitalized terms used herein or in any other Facility Agreement shall be equally applicable to both the singular and plural forms of such terms.

            SECTION 2. AMOUNT AND TERMS OF LENDER FUNDING COMMITMENT

2.1.     Lender Funding Commitment.

                    (a) Subject to the terms and conditions hereof, Lender agrees to make revolving credit loans (collectively, "Advances" or the "Loan", and, individually, an "Advance") to Borrower from time to time during the Commitment Period, as requested by the Borrower; provided, however, that in no event shall Lender make any Advance, if (x) after giving effect to such Advance the Outstanding Facility Balance would exceed either (i) the Maximum Loan Amount or (ii) the Borrowing Base or (y) an Event of Default or an Unmatured Event of Default shall have occurred and be continuing and not waived by Lender. Funds may be borrowed, repaid and reborrowed on a revolving basis subject to the terms and conditions set forth herein. The lending arrangement described herein is referred to herein as the "Facility".

                  (b) The Facility will cancel automatically on the Commitment Termination Date; provided, however, that the Borrower may request a renewal, in writing (a "Renewal Request"), not more than 120 days prior to the Commitment Termination Date; and provided, further, that the Lender must notify the Borrower, in writing, by the later of (x) 30 days from receipt by the Lender of the Renewal Request or (y) at least 60 days prior to the Commitment Termination Date that it has elected to renew the Facility.

                  (c) If the Facility is not renewed pursuant to Section 2.1(b), Lender shall extend the Facility 60 days if no Event of Default or Unmatured Event of Default shall have occurred and be continuing and if the Borrower delivers to the Lender (i) a commitment letter, acceptable to the Lender, for a replacement warehouse loan facility from a financial institution acceptable to the Lender or (ii) a guarantee, from a party acceptable to the Lender, of all amounts payable under the Facility.


2.2. Promissory Note.

                    The Borrower shall, in connection with the Facility, execute and deliver a promissory note, substantially in the form of Exhibit B hereto (the "Promissory Note"), payable to the order of Lender. Borrower is obligated to make payments to Lender as provided in this Agreement whether or not Borrower has executed the Promissory Note. The actual amount Borrower is obligated to pay the Lender shall be determined by this Agreement and the records of the Lender, regardless of the terms of the Promissory Note. Any Promissory Note executed in connection with the Facility need not be amended to reflect changes made to this Agreement. The records of the Lender shall, absent demonstrable error, be conclusive evidence at any time as to the amount of the Loan, the interest due thereon, and all other amounts owed in connection with this Agreement with respect to the Borrower. The Promissory Note shall (a) be dated the Closing Date, (b) be stated to mature on the Commitment Termination Date and (c) provide for the payment of interest in accordance with Section 2.4.

2.3.     Availability of Borrowings.

                    Borrower may request an Advance on any Business Day during the Commitment Period, subject to the provisions contained in Section 2.1, by giving Lender, with a copy to the Collateral Agent, prior irrevocable notice of each borrowing in the form of Exhibit C hereto ("Notice of Borrowing") by 11:00 A.M. (New York City time) on the second Business Day prior to a Borrowing Date which shall specify (a) the Borrowing Date for such borrowing, (b) the Outstanding Facility Balance on such date (prior to the making of the requested


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Advance), (c) the Borrowing Base applicable to such Advance, and (d) the
Available Facility Amount; provided, however, that Lender shall not be obligated to make more than one Loan in any single calendar week. Subject to satisfaction of the conditions precedent set forth in Section 4 hereof, the proceeds of such Advance will be made available to Borrower by Lender by wire transfer of immediately available funds to the Collection Account. The amount of such Advance shall be paid out from the Collection Account as set forth in Section 2.03(a) of the Paying Agent Agreement.

2.4.     Interest.

                    Interest shall accrue on the Outstanding Facility Balance at a fluctuating rate per annum equal to (i) in the case of the Contracts originated by FirstCity Funding or the N.A.F. Entities, LIBOR plus three percent (3.00%) and (ii) in the case of Contracts originated by FirstCity Consumer Finance, LIBOR plus one and one-half percent (1.50%). Interest accrued on the Loans shall be paid monthly in arrears on the third day of each calendar month, or if such day is not a Business Day the next succeeding Business Day, commencing in the first calendar month following the Closing Date (each such date, a "Payment Date"). Upon the occurrence, and during the continuance of, an Event of Default, the Outstanding Facility Balance shall bear interest at the rate per annum equal to LIBOR plus seven percent (7.00%); provided, however, that no provision of this Agreement shall require the payment or permit the collection of interest in excess of the maximum permitted by applicable law; and provided, further, that interest shall not be considered paid by any distribution if at any time such distribution is rescinded or must be returned for any reason. Interest shall accrue on the basis of a 360-day year and the actual number of days elapsed.

2.5.     Principal Payments on the Loan.

                  (a) Other than as set forth in Section 2.03(a)(i), (ii) and
(iii) of the Paying Agent Agreement, the Borrower shall prepay the Loan with the proceeds of a Securitization to at least an extent such that the Outstanding Facility Balance (after such prepayment) does not exceed the Borrowing Base (after taking into account the Contracts transferred from the Facility to the Securitization). Any such prepayment shall be accompanied by payment of all accrued and unpaid interest thereon and all fees and other amounts due to the Lender hereunder through the date of such prepayment.

                  (b) Borrower shall pay the Outstanding Facility Balance, together with any accrued and unpaid interest thereon, and any other sums due pursuant to the terms hereof as set forth in Section 2.0(3)(a)(iv) and (v) of the Paying Agent Agreement and otherwise on or before the Commitment Termination Date.

2.6.     Security and Collateral Agent Agreement.

                    The Facility is secured pursuant to a Security and Collateral Agent Agreement, dated as of the date hereof (the "Security and Collateral Agent Agreement"), among the Borrower, the Lender and Chase Bank of Texas, National Association, as Collateral Agent (together with any successors thereto, the "Collateral Agent").

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
2.7.     Deposits to Collection Account.

                  (a) Borrower shall cause the Paying Agent to establish on or prior to the Closing Date, a bank account in the name of the Borrower (the "Collection Account"), as set forth in Section 2.01 of the Paying Agent Agreement. The Collection Account shall at all times be an Eligible Deposit Account. All amounts held in such account shall, to the extent permitted by applicable laws, rules and regulations, be invested by the Collateral Agent at the written direction of the Borrower, in Permitted Investments which mature prior to the following Payment Date, or such earlier date as may be specified by the Borrower. Investments in Permitted Investments shall not be sold or otherwise disposed of prior to their maturity unless (x) a Securitization or an Event of Default shall have occurred and be continuing, (y) the Lender shall have instructed the Borrower to sell or otherwise dispose of such investments prior to their maturity or (z) as needed to fund the disbursements listed in
Section 2.03(a) of the Paying Agent Agreement. Should the Collection Account no longer be an Eligible Deposit Account, then the Borrower shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which the Lender shall consent), with such bank's or trust company's assistance as necessary, cause the Collection Account to be moved to a bank or trust company such that the Collection Account will be an Eligible Deposit Account. Investment earnings on funds deposited in the Collection Account shall be deposited in the Collection Account.

                  (b) The Servicer shall cause each Lockbox Provider to deposit, within 1 Business Day of Receipt, all available Collections received by each such Lockbox Provider into Wells Fargo Account #0221688385 (the "Lockbox Account"). Within 2 Business Days of Receipt, the Servicer shall cause each Lockbox Provider to transfer such payments into the Collection Account.

                  (c) All Collections received directly by the Borrower or the Servicer shall be held by the Borrower or the Servicer, as applicable, in trust for the benefit of the Lender. Borrower shall remit for deposit, and shall cause the Servicer to remit for deposit, no later than the close of business on the day received, such Collections in the Collection Account.

                  (d) Borrower may, from time to time, deposit cash and/or deliver to the Paying Agent Permitted Investments to be credited to the Collection Account.

2.8. Proceeds.

                    The proceeds of the Loan shall be used by Borrower solely to finance the purchase or holding of Eligible Contracts, and to pay other amounts expressly permitted under the terms and conditions of the Facility Agreements, provided, however, if the Loan is prepaid, proceeds can be re-borrowed up to the Available Facility Amount.

2.9.     Taxes.

                    All payments made by Borrower under this Credit Agreement and the Promissory Note shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority having taxing authority, excluding income taxes and franchise taxes (imposed in lieu of income taxes) imposed on Lender, as a result of any present or former connection between the jurisdiction of the government or taxing authority imposing such tax or any political subdivision or taxing authority thereof or therein and Lender (excluding a connection arising solely

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
from Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Credit Agreement or the Promissory Note) (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld from any amounts payable to or under the Promissory Note, the amounts so payable to Lender shall be increased to the extent necessary to yield to Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Credit Agreement and the Promissory Note. Whenever any Taxes are payable by Borrower, as promptly as possible thereafter Borrower shall send to Lender a certified copy of an original official receipt received by Borrower showing payment thereof. If Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to Lender the required receipts or other required documentary evidence, Borrower shall indemnify Lender for any incremental Taxes, interest or penalties that Lender is legally required to pay as a result of any such failure. The agreements in this subsection shall survive the termination of this Credit Agreement and the payment of the Promissory Note.

                   SECTION 3. REPRESENTATIONS AND WARRANTIES

3.1.     Representations and Warranties of Borrower.

                    To induce Lender to enter into this Credit Agreement and to make the Advances, Borrower hereby represents and warrants to Lender that:

                  (a) Existence; Compliance with Law. Borrower (i) is duly organized, validly existing and in good standing under the laws of Texas, (ii) has the power and authority, and the legal right, as a Texas limited liability company, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (iii) is duly qualified as a foreign limited liability company, is in good standing and has all licenses (in full force and effect) under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and/or licensing and (iv) is in compliance with all Requirements of Law.

                  (b) Power; Authorization; Enforceable Obligations. Borrower has the power and authority, and the legal right, as a Texas limited liability company, to make, deliver and perform this Credit Agreement and the other Facility Agreements to which it is a party and to borrow hereunder and has taken all necessary action to authorize the borrowings on the terms and conditions of this Credit Agreement and the other Facility Agreements to which it is a party and to authorize the execution, delivery and performance of this Credit Agreement and the other Facility Agreements to which it is a party. All consents or authorizations of, filing with or other act by or in respect of, any Governmental Authority or any other Person required to be obtained, made or given by it in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Credit Agreement or the other Facility Agreements to which it is a party have been so obtained, made or received. This Credit Agreement and each other Facility Agreement to which it is a party has been duly executed and delivered on behalf of Borrower. This Credit Agreement and each other Facility Agreement to which it is a party constitutes a legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by

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
general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  (c) No Legal Bar. The execution, delivery and performance of this Credit Agreement and the other Facility Agreements, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of Borrower and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any such Requirement of Law or Contractual Obligation other than the Lien set forth herein.

                  (d) No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator, court or Governmental Authority is pending or threatened, by or against Borrower or against any of its properties or revenues (i) with respect to this Credit Agreement or the other Facility Agreements or any of the transactions contemplated hereby or thereby, or (ii) which could have a material adverse effect on the business, prospects, properties, assets, operations or condition, financial or otherwise, of Borrower, or the ability of Borrower to perform its obligations hereunder or under the other Facility Agreements.

                  (e) No Default; No Event of Default. Borrower is not in default under or with respect to any of its Contractual Obligations in any respect which could have a material adverse effect on the business, operations, properties, assets, condition or prospects, financial or otherwise, of Borrower, or on the ability of Borrower to perform its obligations hereunder or under the other Facility Agreements. No Event of Default or Unmatured Event of Default has occurred or is continuing.

                  (f) No Burdensome Restrictions. Borrower is not a party to or subject to any Contractual Obligation (other than the Facility Agreements) which could have a material adverse effect on the business, properties, assets, operations, condition or prospects, financial or otherwise, of Borrower, or on the ability of Borrower to carry out its obligations hereunder or under the other Facility Agreements.

                  (g) Taxes. Borrower has filed or caused to be filed all federal, state and other tax returns which are required to be filed by it, or has filed extensions with respect thereto (which extensions have not expired) and has paid all taxes shown to be due and payable on said returns or on any federal, state and other tax assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority having taxing power; no tax Lien has been filed against it, and no claim is being asserted by any Governmental Authority with respect to any such tax, fee or other charge.

                  (h) ERISA. Borrower has not participated in any Multiemployer Plan. Borrower has not maintained any Single-Employer Plan.

                  (i) Investment Company Act; Other Regulations. Borrower is not an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended. Borrower is not subject to regulation under any federal or state statute or regulation which limits its ability to incur Debt.


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
                  (j) Subsidiaries. Borrower has no Subsidiaries, other than Subsidiaries formed in connection with any Securitization.

                  (k) Purpose of Advances. The proceeds of the Advances shall be used by Borrower to purchase Eligible Contracts and for other purposes expressly permitted by the Facility Agreements.

                  (l) No Deduction. Borrower is not required to make any deduction or withholding from payments to be made by it to Lender under this Credit Agreement, and the execution and performance of this Credit Agreement and any of the other Facility Agreements does not make Borrower liable for any registration tax, stamp duty or similar tax or duty imposed by any authority of or within its jurisdiction of creation, which tax or duty has not been, or will not be, paid when due.

                  (m) No Other Debt. Borrower has no liability in respect of any Debt or in respect of any guarantee by Borrower of the obligations of another under which the lender, creditor or lessor or the Person in whose favor such guarantee is given has any right, by operation of law or otherwise, to have any claim in respect of such obligation or guarantee satisfied out of any assets of Borrower, other than Subordinated Debt consented to by Lender in writing.

                  (n) Title; Liens. Except for the Liens granted to the Lender pursuant to the Facility Agreements and any Subordinate Liens consented to by the Lender in writing, Borrower owns each item of the Collateral free and clear of any and all Liens or claims of others. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as may have been filed in favor of the Lender pursuant to the Facility Agreements.

                  (o) Ownership of Contracts. Each purchase by Borrower of Contracts constitutes a valid sale of the Contracts to Borrower and creates in favor of Borrower a perfected ownership interest in and valid, legal and equitable title to such Contracts, which ownership interest is not subject to any Lien.

                  (p) No Petition. There is no intent to file a voluntary petition under the federal bankruptcy laws with respect to Borrower and Borrower is not insolvent or generally unable to pay its debts as they become due.

                  (q) Eligible Contracts. Each Contract is an Eligible Contract. With respect to each such Contract, (i) no effective financing statement, lien notation on any certificate of title or other instrument similar in effect covering all or any part of such Contract or the security therefor, which would give the Person filing, named on or entitled to the benefit of such statement or instrument priority senior to or pari passu with the Borrower, is on file in any recording office or is otherwise effective except such as may be filed in favor of the Dealer, the related Originator or the Borrower and collaterally assigned to Lender in accordance with the Facility Agreements; and (ii) the Vehicle, including any equipment sold and financed in connection with such Contract, is the subject of an application for a certificate of title to be issued in the name of the Obligor which will indicate a security interest therein held by the


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
Originators, and to be held in the possession of the Servicer, in the appropriate form and in compliance with all appropriate procedures as may be necessary under applicable law to cause a perfected and first priority security interest to exist in favor of, or for the benefit of, the Borrower, to secure the obligations of such Obligor under such Contract; and (iii) it is in compliance with the Underwriting Criteria.

                  (r) Representations and Warranties in Facility Agreements. The representations and warranties of the Borrower contained in each of the Facility Agreements to which it is a party and in any document, certificate or instrument delivered pursuant to any such Facility Agreement are true and correct and the Lender may rely on such representations and warranties, if not made directly to the Lender, as if such representations and warranties were made directly to the Lender.

                  (s) Principal Place of Business. The Borrower's principal place of business is located at 6400 Imperial Drive, Waco, Texas 76712.

3.2.  Representations and Warranties of FirstCity Consumer.

                  To induce Lender to enter into this Credit Agreement and to make the Loans, FirstCity Consumer hereby represents and warrants to Lender that:

                  (a) Financial Condition. (i) The consolidated balance sheet of FirstCity Consumer as of February 28, 1998 and reflecting all Closing Date transactions is complete and correct and presents fairly the financial condition of FirstCity Consumer as at such date. As of the Closing Date, FirstCity Consumer does not have any Debt, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction except to the extent reflected as a liability on the balance sheet referred to above. Such balance sheet has been prepared in accordance with GAAP.

                  (ii) The consolidated balance sheet of FirstCity Funding as of February 28, 1998 and reflecting all Closing Date transactions is complete and correct and presents fairly the financial condition of FirstCity Funding as at such date. As of the Closing Date, FirstCity Funding does not have any Debt, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction except to the extent reflected as a liability on the balance sheet referred to above. Such balance sheet has been prepared in accordance with GAAP.

                  (b) Corporate Existence; Compliance with Law. FirstCity Consumer (i) is duly organized, validly existing and in good standing under the laws of Texas, (ii) has the power and authority, and the legal right, as a Texas corporation, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (iii) is duly qualified as a foreign corporation, is in good standing and has all licenses (in full force and effect) under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and/or licensing and (iv) is in compliance with all Requirements of Law.

                  (c) Corporate Power; Authorization; Enforceable Obligations. FirstCity Consumer has the power and authority, and the legal right, as a Texas corporation, to make, deliver and perform this Credit Agreement and the other Facility Agreements to which it is a party and to borrow hereunder and has taken all necessary action to authorize the borrowings on the terms and conditions of this Credit Agreement and the other Facility Agreements to which it is a party and to authorize the execution, delivery and performance of this Credit Agreement and the other Facility Agreements to which it is a party. All consents or authorizations of, filing with or other act by or in respect of, any Governmental Authority or any other Person required to be obtained, made or given by it in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Credit Agreement or the other Facility Agreements to which it is a party have been so obtained, made or received. This Credit Agreement and each other Facility Agreement to which it is a party has been duly executed and delivered on behalf of FirstCity Consumer. This Credit Agreement and each other Facility Agreement to which it is a party constitutes a legal, valid and binding obligation of FirstCity Consumer enforceable against FirstCity Consumer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  (d) No Legal Bar. The execution, delivery and performance of this Credit Agreement and the other Facility Agreements, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of FirstCity Consumer and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any such Requirement of Law or Contractual Obligation other than the Lien set forth herein.

                  (e) No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator, court or Governmental Authority is pending or threatened, by or against FirstCity Consumer or against any of its properties or revenues.

                  (f) No Default; No Event of Default. FirstCity Consumer is not in default under or with respect to any of its Contractual Obligations in any respect which could have a material adverse effect on the business, operations, properties, assets, condition or prospects, financial or otherwise, of FirstCity Consumer, or on the ability of FirstCity Consumer to perform its obligations hereunder or under the other Facility Agreements. No Event of Default or Unmatured Event of Default has occurred or is continuing.

                  (g) No Burdensome Restrictions. FirstCity Consumer is not a party to or subject to any Contractual Obligation (other than the Facility Agreements) which could have a material adverse effect on the business, properties, assets, operations, condition or prospects, financial or otherwise, of FirstCity Consumer, or on the ability of FirstCity Consumer to carry out its obligations hereunder or under the other Facility Agreements.

                  (h) Taxes. FirstCity Consumer has filed or caused to be filed all federal, state and other tax returns which are required to be filed by it, or has filed extensions with respect thereto (which extensions have not expired) and has paid all taxes shown to be due and payable on said returns or on any federal, state and other tax assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority having taxing power; no tax Lien has been filed against it, and no claim is being asserted by any Governmental Authority with respect to any such tax, fee or other charge.


                  (i) Investment Company Act; Other Regulations. FirstCity Consumer is not an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended. FirstCity Consumer is not subject to regulation under any federal or state statute or regulation which limits its ability to incur Debt.

                  (j) No Deduction. FirstCity Consumer is not required to make any deduction or withholding from payments to be made by it to Lender under this Credit Agreement, and the execution and performance of this Credit Agreement and any of the other Facility Agreements does not make FirstCity Consumer liable for any registration tax, stamp duty or similar tax or duty imposed by any authority of or within its jurisdiction of creation, which tax or duty has not been, or will not be, paid when due.

                  (k) No Petition. There is no intent to file a voluntary petition under the federal bankruptcy laws with respect to FirstCity Consumer and FirstCity Consumer is not insolvent or generally unable to pay its debts as they become due.

                  (l) Eligible Contracts. Each Contract is an Eligible Contract. With respect to each such Contract, (i) no effective financing statement, lien notation on any certificate of title or other instrument similar in effect covering all or any part of such Contract or the security therefor, which would give the Person filing, named on or entitled to the benefit of such statement or instrument priority senior to or pari passu with the Borrower, is on file in any recording office or is otherwise effective except such as may be filed in favor of the Dealer, the related Originator or the Borrower and collaterally assigned to Lender in accordance with the Facility Agreements; and (ii) the Vehicle, including any equipment sold and financed in connection with such Contract is the subject of an application for a certificate of title to be issued in the name of the Obligor which will indicate a security interest therein held by the Originator and to be held in the possession of the Servicer, in the appropriate form and in compliance with all appropriate procedures as may be necessary under applicable law to cause a perfected and first priority security interest to exist in favor of, or for the benefit of, to secure the obligations of such Obligor under such Contract; and (iii) it is in compliance with each Originator's Underwriting Criteria.

                  (m) Representations and Warranties in Facility Agreements. The representations and warranties of FirstCity Consumer contained in each of the Facility Agreements to which it is a party and in any document, certificate or instrument delivered pursuant to any such Facility Agreement are true and correct and the Lender may rely on such representations and warranties, if not made directly to the Lender, as if such representations and warranties were made directly to the Lender.

                  (n) Principal Place of Business. FirstCity Consumer's principal place of business is located at 6400 Imperial Drive, Waco, Texas

3.3.   Representations and Warranties of FirstCity Financial.

                    To induce Lender to enter into the Credit Agreement and to make the Advances, FirstCity Financial hereby represents and warrants to Lender that:

                  (a) Corporate Existence; Compliance with Law. FirstCity Financial (i) is duly organized, validly existing and in good standing under the laws of Delaware, (ii) has the power and authority, and the legal right, as a Delaware corporation, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged,
(iii) is duly qualified as a foreign corporation and is in good standing and has all licenses (in full force and effect) under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and/or licensing and (iv) is in compliance with all Requirements of Law.

                  (b) Corporate Power; Authorization; Enforceable Obligations. FirstCity Financial has the power and authority, and the legal right, as a Delaware corporation, to make, deliver and perform all obligations under this Credit Agreement and has taken all necessary action to authorize its obligations hereunder on the terms and conditions hereof to authorize the execution, delivery and performance of this Credit Agreement. All consents or authorizations of, filing with or other act by or in respect of, any Governmental Authority or any other Person required to be obtained, made or given by it in connection with its obligations hereunder or with the execution, delivery, performance, validity or enforceability of this Credit Agreement have been so obtained, made or received. This Credit Agreement has been duly executed and delivered on behalf of FirstCity Financial. This Credit Agreement constitutes a legal, valid and binding obligation of FirstCity Financial enforceable against FirstCity Financial in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  (c) No Legal Bar. The execution, delivery and performance by FirstCity Financial of this Credit Agreement and its obligations hereunder will not violate any Requirement of Law or Contractual Obligation of FirstCity Financial and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

                  (d) No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator, court or Governmental Authority is pending or threatened, by or against FirstCity Financial or against any of its properties or revenues (i) with respect to this Credit Agreement or any of the transactions contemplated hereby, or (ii) which could have a material adverse effect on the business, prospects, properties, assets, operations or condition, financial or otherwise, of FirstCity Financial or the ability of FirstCity Financial to perform its obligations hereunder.

                  (e) No Default; No Event of Default. FirstCity Financial is not in default under or with respect to any of its Contractual Obligations in any respect which could have a material adverse effect on the business, operations, properties, assets, condition or prospects, financial or otherwise, of FirstCity Financial or on the ability of FirstCity Financial to perform its obligations hereunder.

                  (f) No Burdensome Restrictions. FirstCity Financial is not a party to or subject to any Contractual Obligation which could have a material adverse effect on the business, properties, assets, operations, condition or prospects, financial or otherwise, of FirstCity Financial, or on the ability of FirstCity Financial to carry out its obligations hereunder or under the other Facility Agreements.

                  (g) Taxes. FirstCity Financial has filed or caused to be filed all federal, state and other tax returns which are required to be filed by it, or has filed extensions with respect thereto (which extensions have not expired) and has paid all taxes shown to be due and payable on said returns or on any federal, state and other tax assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority having taxing power; no tax Lien has been filed against it, and no claim is being asserted by any Governmental Authority with respect to any such tax, fee or other charge except, in each case, for filings which, if not made, taxes which, if not paid, and tax Liens which, if imposed, would not, in the aggregate, have a material adverse effect on the business, properties, assets, operations, condition or prospects, financial or otherwise, of FirstCity Financial, or on the ability of FirstCity Financial to carry out its obligations hereunder or under the other Facility Agreements.

                  (h) ERISA. Neither FirstCity Financial, nor any other person, including any fiduciary, has engaged in any prohibited transaction (as defined in section 4975 of the Code or section 406 of ERISA) which could subject FirstCity Financial or any entity which they have an obligation to indemnify to any material tax or penalty imposed under section 4975 of the Code or section 502(I) of ERISA. Each Employee Benefit Plan and Single-Employer Plan is administered in accordance with its terms and compliance with all applicable law. The projected benefit obligations of each Single-Employer Plan does not exceed the fair market value of assets allocated to each such Single-Employer Plan as of the end of the most recent plan year. There is no lien outstanding or security interest given in connection with a Single-Employer Plan. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Single-Employer Plan. No member of the ERISA Group has incurred or expects to incur any liability under Title IV of ERISA (other than the payment of premiums), or withdrawal liability (contingent or otherwise) under a Multiemployer Plan. No Multiemployer Plan is terminating, in Reorganization or insolvent within the meaning of section 4245 of ERISA. FirstCity Financial has no material liability for retiree medical and life benefits (contingent or otherwise).

                  (i) Investment Company Act; Other Regulations. FirstCity Financial is not an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended. Borrower is not subject to regulation under any federal or state statute or regulation which limits its ability to incur Debt.

                  (j) No Deduction. FirstCity Financial is not required to make any deduction or withholding from payments to be made by it to Lender under this Credit Agreement and the execution and performance of this Credit Agreement and any of the other Facility Agreements does not make FirstCity Financial liable for any registration tax, stamp duty or similar tax or duty imposed by any authority of or within its jurisdiction of creation, which tax or duty has not been, or will not be, paid when due.


                  (k) No Petition. There is no intent to file a voluntary petition under the federal bankruptcy laws with respect to FirstCity Financial and FirstCity Financial is not insolvent or generally unable to pay its debts as they become due.

                  (l) Principal Place of Business. FirstCity Financial's principal place of business is located at 6400 Imperial Drive, Waco, Texas 76712.

                  (m) Financial Condition. The audited, consolidated balance sheet of FirstCity Financial as of December 31, 1997 and the related, consolidated statements of income and of cash flows for the periods ended on such date, are complete and correct and present fairly the financial condition of FirstCity Financial as at such date, and the results of its operations and its consolidated cash flows for the period then ended. Such financial statements have been audited by KPMG Peat Marwick, FirstCity Financial's independent certified public accountants. FirstCity Financial does not have, and at the date of the December 31, 1997 balance sheet referred to above, did not have any material Debt, material contingent liability or material liability for taxes, or any long-term lease or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction except (i) to the extent reflected as a liability on the balance sheet referred to above or (ii) liabilities incurred in the ordinary course of business since the date of such balance sheet and fully reflected on FirstCity Financial's books of account. Since the date of the December 31, 1997 balance sheet referred to above, there has been no material change in the condition or prospects, financial or otherwise, of FirstCity Financial except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the period covered thereby.


                  (n) Tangible Net Worth Requirement. The Tangible Net Worth Requirement is met.


                        SECTION 4. CONDITIONS PRECEDENT

4.1.     Conditions to Initial Advance.

                    The agreement of Lender to fund the initial Advance is subject to the satisfaction, immediately prior to or concurrently with the making of such Loan on the Closing Date, of the following conditions precedent:

                  (a) Facility Agreements. Each of the Facility Agreements shall have been duly executed and delivered by the parties thereto and Lender shall have received executed copies thereof, and of such other documents or instruments as may be reasonably requested by Lender.

                  (b) Organization; Incumbency. (i) Lender shall have received copies of the certificate of formation of Borrower certified by the Secretary of State or other appropriate official of the State of Delaware and the operating agreement of Borrower certified as of the Closing Date as complete and correct copies thereof by a Responsible Officer, (ii) good standing certificates for

Borrower issued by the Secretary of State or other appropriate official of the State of Delaware and each jurisdiction where the conduct of Borrower's business activities or its ownership of properties makes qualification necessary and
(iii) a certificate of a Responsible Officer of Borrower, certifying the names and true signatures of the officers of Borrower authorized to sign the Facility Agreements to which it is a party.

                  (c) Credit Committee Approval. Lender shall have received the approval of its credit committee with respect to the transactions contemplated by the Facility Agreements.

                  (d) No Violation. The consummation of the transactions contemplated hereby and by the other Facility Agreements shall not contravene, violate or conflict with, nor involve Borrower in any violation of, any Requirement of Law except to the extent that any such contravention, violation, conflict or involvement would not adversely affect the transactions contemplated hereby and by the other Facility Agreements.

                  (e) Legal Opinions. Lender shall have received the executed legal opinion of counsel to Borrower, FirstCity Financial and FirstCity Consumer, which shall be reasonably satisfactory to Lender and its counsel and which shall address the security interest in the vehicles described in Section
3.1 (q)(ii) hereof.

                  (f) Collection Account. Borrower shall have caused the Collection Account to be established.


                  (g) Lien Certificate. Lender shall have received a certificate of a Responsible Officer of Borrower to the effect that the Collateral is not subject to any Lien, except Liens created by the Facility Agreements.

                  (h) UCC Searches. Lender shall have received lien searches and other evidence as to the absence of any Lien on or security interest in the Collateral in form and substance satisfactory to Lender. Any termination statements or releases requested by Lender to be filed with respect to the Contracts shall have been filed.

                  (i) Filings. Lender shall have received acknowledgment copies of proper financing statements, duly filed under the UCC of all jurisdictions that Lender may deem necessary or desirable in order to perfect the security interests created by this Credit Agreement and the other Facility Agreements and all other filings, notifications, consents and recordings necessary to consummate the transactions contemplated hereunder and under the other Facility Agreements shall be accomplished and Lender shall have received evidence of such filings, notifications, consents and recordings satisfactory in form and substance to Lender.

                  (j) Lockbox Accounts. Borrower shall have established or caused to have been established Lockbox Accounts in its name and the name of the Lender and shall have received an executed Lockbox Agreement (a "Lockbox Agreement") for each Lockbox Account from each Lockbox Provider. All Obligors shall have been instructed to remit Collections to a Lockbox Account.

                  (k) Consents. Lender shall have received copies of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by Borrower and the validity and enforceability against it of the Facility Agreements to which it is a party and such consents, licenses and approvals shall be in full force and effect.

                  (l) Insurance. Lender shall have received evidence that the Blanket Policy is in full force and effect.

                  (m) Servicer's Certificates. Lender shall have received a certificate from the Servicer confirming the loss and delinquency status of the portfolio immediately prior to Closing.

                  (n) No Default. Neither FirstCity Consumer nor the Borrower is in default under any agreement to which either is a party.

                  (o) Due Diligence. Lender shall have had the opportunity to conduct legal, financial, operational and key man due diligence on the FirstCity Entities and FirstCity Financial.

                  (p) Servicing Agreement. Borrower, the Servicer, the Lender and the Collateral Agent shall have entered into the Servicing Agreement.

4.2.     Conditions to Each Advance.

                    The agreement of Lender to fund any Advance requested to be made by it on any date (including, without limitation, the initial Advance) is subject to the satisfaction of the following conditions precedent:

                  (a) Representations and Warranties. Each of the representations and warranties made by Borrower and FirstCity Consumer in or pursuant to any of the Facility Agreements, shall be true and correct on and as of such date as if made on and as of such date.

                  (b) Notice of Borrowing. Borrower shall have delivered to Lender a Notice of Borrowing within the time period specified in Section 2.3.

                  (c) Section 2.1 Requirements. After giving effect to the Advance to be made on such day, the Outstanding Facility Balance does not exceed either (x) the Maximum Loan Amount or (y) the Borrowing Base.

                  (d) Evidence of Pledge. Prior to the release of the proceeds of such Advance in consideration of the Borrower's acquisition of any Contracts, Lender shall have received a Borrowing Base confirmation from the Collateral Agent not later than 12 noon, New York time, on the day on which such amounts are to be released.

                  (e) Additional Documents. The Lender shall have received each additional document, instrument, legal opinion or item of information reasonably requested by Lender with respect of any aspect or consequence of the transactions contemplated hereby or by any other Facility Agreement.

                  (f) Additional Matters. All proceedings, documents, instruments and legal matters specified in subsection 4.1 hereof, or required after the Closing Date, shall be satisfactory in form and substance to Lender.

                  (g) Event of Default. No Event of Default or Unmatured Event of Default shall have occurred and be continuing to occur.

Each borrowing by Borrower hereunder shall constitute a representation and warranty by Borrower as of the date of such Loan that the conditions contained in this subsection 4.2 have been satisfied.


                          SECTION 5. RELEASE OF LIENS

                  In connection with any payment of principal on the Facility, upon receipt of a written request from the Borrower to the Lender, the Lender shall take such actions as are necessary to release or cause the lien of the Lender on the related Contract to be released and to cause the related Contract Files to be returned to the Borrower; as used in this Section 5, the "related Contracts" shall be those Contracts, specified by Borrower to be released from this Facility; provided that, following such release and the related payment of principal on the Facility, the Outstanding Facility Balance does not exceed the Borrowing Base. Upon payment in full of all Obligations, termination of all obligations of Lender to make Advances hereunder and expiration or termination of this Credit Agreement, the Lender shall take such actions as are necessary to release or cause the Lien of the Lender on the Collateral to be released and to cause the Contract Files then held by the Collateral Agent to be returned to the Borrower. To the extent the Borrower consummates a Securitization and so long as the proceeds thereof are applied to repay Loans hereunder, the Lender shall take such actions as are necessary to release the Lien of the Lender on the related Collateral and shall instruct the Collateral Agent to deliver possession of the related Contracts and Contract Files in the Collateral Agent's possession which will be used as collateral for such securities.

                        SECTION 6. AFFIRMATIVE COVENANTS

                  FirstCity Consumer, FirstCity Financial and/or the Borrower hereby agree that, so long as this Credit Agreement remains in effect, FirstCity Consumer, FirstCity Financial and/or the Borrower shall:

6.1.     Financial Statements.

                  FirstCity Financial shall furnish to Lender, commencing with the year ending December 31, 1997:

          (i) as soon as available, but in any event within 120 days after the end of each fiscal year of FirstCity Financial a copy of the audited consolidated balance sheet as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year and including all footnotes thereto and management discussions and analysis contained therein, audited by KPMG Peat Marwick or another nationally recognized accounting firm acceptable to Lender (the "Accountants").

          (ii) as soon as available, but in any event not later than 60 days after the end of each fiscal quarter of FirstCity Financial, the unaudited consolidated balance sheet of FirstCity Financial and the related audited consolidated statements of income and cash flows of FirstCity Financial for such period and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year.

         (iii) as soon as available, but in any event not later than 20 days after the end of each month, the unaudited consolidated balance sheet of FirstCity Funding and FirstCity Consumer Finance as at the end of such month and the related unaudited consolidated statements of income for such period, setting forth in each case in comparative form the figures for the previous year.


6.2. Certificates; Other Information.

                    FirstCity Consumer shall furnish to Lender:

                  (a) concurrently with the delivery of the financial statements referred to in subsection 6.1(a), a certificate of the Accountants reporting on such financial statements stating that (i) such audit was made in accordance with GAAP and (ii) no knowledge was obtained of any Event of Default or Unmatured Event of Default, except as specified in such certificate;

                  (b) concurrently with the delivery of the financial statements referred to in subsection 6.1, a certificate of a Responsible Officer stating that each of FirstCity Consumer and the Borrower during such period has observed or performed all of its covenants and other agreements, and satisfied every condition contained in this Credit Agreement and the other Facility Agreements to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Unmatured Event of Default or Event of Default, except as specified in such certificate;

                  (c) copies of all financial statements, reports and other communications that FirstCity Consumer or the Borrower may make to, or file or have with, the SEC or any state securities commission contemporaneously with the filing thereof;

                  (d) at the time of each securitization or whole-loan sale, a comfort letter from the Accountants covering the loss and delinquency statistics on the Servicer's servicing portfolio of the Borrower's contracts; and

                  (e) promptly, such additional financial and other information as Lender may from time to time reasonably request.

6.3. Payment of Obligations.

                    The FirstCity Entities shall pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, each of their obligations (with a balance of $50,000 or more) of whatever nature.

6.4.     Conduct of Business and Maintenance of Existence.

                    The FirstCity Entities shall continue to engage in business of the same type as now conducted by them and preserve, renew and keep in full force and effect their existence and take all action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of their business; and comply in all material respects with all Contractual Obligations and Requirements of Law.

6.5.     Maintenance of Property; Insurance.

                    The FirstCity Entities shall keep all property useful and necessary in their business in good working order and condition; maintain, or cause to be maintained on their behalf, with financially sound and reputable insurance companies, the Blanket Policy and insurance on all their property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to Lender, at least annually, and otherwise upon written request, full information as to the insurance carried.

6.6.     Inspection of Property; Books and Records; Discussions; Audit Reports.

                    FirstCity Consumer and the Borrower shall each

                  (a) keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records on prior notice during normal business hours and to discuss the business, prospects, operations, properties and financial and other condition of FirstCity Financial with officers and employees of FirstCity Consumer and the Borrower and with its independent certified public accountants.

                  (b) permit all accountants and auditors employed by FirstCity Consumer and the Borrower at any time to exhibit and deliver to the Lender copies of any and all of FirstCity Consumer's and the Borrower's financial statements, trial balances or other accounting records of any sort in the accountant's or auditor's possession and to disclose to the Lender any information they may have concerning the Borrower's financial status and business operations which the Lender may reasonably request. FirstCity Consumer and the Borrower shall authorize all federal, state and municipal authorities to furnish to the Lender copies of reports or examinations relating to FirstCity Consumer or the Borrower, whether made by FirstCity Consumer, the Borrower or otherwise.

                  (c) permit the Lender to conduct at any time and from time to time, and fully cooperate with, field examinations and audits of the business affairs of FirstCity Consumer and/or the Borrower. FirstCity Consumer shall reimburse the Lender for all reasonable costs and expenses in connection with such examinations.

                  (d) permit the Lender to inspect the Collateral, during normal business hours and upon reasonable notice; the Borrower shall reimburse the Lender for the reasonable expenses of the Lender in conducting any such inspection.

                  (e) deliver promptly upon receipt thereof, one copy of each other report submitted to the Borrower by its independent accountants, including management letters and "comment" letters, in connection with any annual, interim or special audit report made by them of the books of the Borrower.

6.7. Notices.

                    The Borrower or FirstCity Consumer shall promptly give notice to Lender, the Collateral Agent and the Paying Agent of:

                  (a) the occurrence of any Event of Default or Unmatured Event of Default;

                  (b) any (i) default or event of default by Borrower or FirstCity Consumer under any Contractual Obligation of Borrower or FirstCity Consumer or (ii) litigation, investigation or proceeding which may exist at any time affecting the Borrower or FirstCity Consumer and which is likely to result in a material adverse change in the financial condition or business prospects of the Borrower or of FirstCity Consumer;

                  (c) a material adverse change in the business, properties, assets, operations, prospects or condition (financial or otherwise) of the Borrower, FirstCity Consumer or FirstCity Financial; and

                  (d) any change in its principal place of business or chief executive office from the address set forth in paragraph (v) of subsection 3.1. Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the FirstCity Entities propose to take with respect thereto.

6.8.     Delivery of Other Reports.

                    The FirstCity Entities shall furnish any reports required to be delivered by the FirstCity Entities pursuant to any Facility Agreement to which any FirstCity Entity is a party or which any FirstCity Entity has signed.

6.9.     Approval of New Originators.

                   The Originators are FirstCity Funding, FirstCity Consumer Finance and the N.A.F. Entities. The FirstCity Entities shall not execute an agreement with a new Originator unless they have received approval of the new Originator and the new agreement from the Lender, which approval shall not be unreasonably withheld. The Borrower shall inform the Collateral Agent in writing of the approval by Lender of any new Originator.

6.10.             Further Assurances.

                    The FirstCity Entities shall do such further acts and things and execute and deliver to Lender such assignments, agreements, financing statements, powers and instruments as are required by Lender to carry into effect the purposes of this Credit Agreement and the other Facility Agreements or to better assure and confirm unto Lender its rights, powers and remedies hereunder and under the other Facility Agreements, including, without limitation, to obtain such consents and give such notices, and to file and record all such documents, financing statements and instruments, and renew each such consent, notice, filing and recordation, at such time or times, in such manner and at such places, as may be necessary or desirable to preserve and protect the position of Lender hereunder and under the other Facility Agreements. This covenant shall survive the termination of this Credit Agreement.

6.11.    Cooperation in Making Calculations.

                    The FirstCity Entities shall cooperate with Lender at all times in the calculation of all formulas used in any Facility Agreement, including, without limitation, delivering in written or electronic form any and all data and other information as may be so required. The FirstCity Entities hereby agree to provide all such information or data on or before each date, without prior request by Lender, as required to make any such calculation, and to provide such information and data in such form as may be immediately used by Lender without further interpretation or purchase or license of any software. The FirstCity Entities do hereby further agree that if they fail to provide any such information or data as required in this subsection 6.11, Lender may use any estimate of any amount or calculation that it, in its sole discretion, determines.

6.12.    Securitization.

                    The Borrower shall use its best efforts to effect a refinancing of the Loans through the issuance by Borrower or an Affiliate of asset backed securities secured by Contracts (each such refinancing a "Securitization") on a semi-annual basis.

6.13.    Additional Credit Support.

  The FirstCity Entities will deliver or cause to be delivered to the Lender any and all subordinate securities (together with appropriate, fully-executed bond powers and assignments) received by them or by any Affiliate of the FirstCity Entities pursuant to any Securitization in order to create a first-priority, perfected security interest therein in favor of the Lender.

6.14.    Minimum Net Worth.

                    For so long as there are any Obligations to Lender, the Borrower shall maintain at all times the Tangible Net Worth Requirement.

6.15.    Underwriting and Review.

                    (a) FirstCity Consumer shall review each Contract for compliance with each Originator's Underwriting Criteria.

                  The Borrower agrees to pay up to $20,000 per year in additional fees and expenses of a third-party contract reviewer (such as Baker and Associates); provided, that if any such review reveals material inconsistencies in the application of each Originator's Underwriting Criteria, the Lender may require additional reviews to be performed, all at the Borrower's expense.

6.16.    Certain Information.

  FirstCity Financial shall furnish to Lender copies of all financial statements, reports and other communications that FirstCity Financial may make to, or file or have with, the SEC (contemporaneously with the filing thereof with the SEC) pursuant to the Securities Exchange Act of 1934, as amended, together with, promptly, such additional financial and other information as Lender may from time to time reasonably request.

6.17.    Conduct of Business and Maintenance of Existence.

  FirstCity Financial shall continue to engage in business of the same type as now conducted by it and preserve, renew and keep in full force and effect its existence and take all action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business; and comply in all material respects with all Contractual Obligations and Requirements of Law.

6.18.    Notices.

  FirstCity Financial shall promptly give notice to Lender of:

                  (a) the occurrence of any Event of Default or Unmatured Event of Default, in either case, under this Credit Agreement;

                  (b) any (i) default or event of default by FirstCity under any Contractual Obligation of FirstCity Financial or (ii) litigation, investigation or proceeding which may exist at any time affecting FirstCity Financial, which, in either case, is likely to have a material adverse effect on the financial condition or prospects of FirstCity Financial or the ability of FirstCity Financial to perform its obligations hereunder;

                  (c) a material adverse change in the business, properties, assets, operations, prospects or condition (financial or otherwise) of FirstCity Financial.

                  (d) any change in its principal place of business or chief executive office from the address set forth in Section 3.3(k) hereof. Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action FirstCity proposes to take with respect thereto.

6.19.    Maintenance of Control.

  FirstCity Financial hereby covenants and agrees to maintain direct or indirect ownership of (i) at least 100% of the issued and outstanding shares of capital stock of FirstCity Consumer, (ii) 100% of the issued and outstanding shares of capital stock of FirstCity Servicing Corporation of California, (iii) 100% of the issued and outstanding shares of capital stock of FirstCity Consumer Finance and (iv) at least 80% of the issued and outstanding shares of capital stock of FirstCity Funding.

6.20.    Further Assurances.

  FirstCity Financial shall do such further acts and things and execute and deliver to Lender such assignments, agreements, financing statements, powers and instruments as are required by Conti to carry into effect the purposes of this Commitment or to better assure and confirm unto Conti its rights, powers and remedies hereunder, including, without limitation, to obtain such consents and give such notices, and to file and record all such documents, financing statements and instruments, and renew each such consent, notice, filing and recordation, at such time or times, in such manner and at such places, as may be necessary or desirable to preserve and protect the position of Conti hereunder. This covenant shall survive the termination of Section 9 hereunder.

6.21.             Maintenance of Control-Borrower.

  FirstCity Financial hereby covenants and agrees that it or an Affiliate will maintain direct or indirect ownership of 100% of membership interests in the Borrower at all times.

                          SECTION 7. NEGATIVE COVENANTS

                  Each FirstCity Entity hereby agrees that, so long as this Credit Agreement remains in effect, it shall directly or indirectly ensure that the negative covenants set forth in this Section 7 are fully complied with, except with the prior written consent of the Lender, in its sole discretion.

7.1.     Limitation on Debt.

                    The Borrower shall not create, incur, assume or suffer to exist any Debt, except (i) indebtedness in respect of the Loans, the Promissory Note, and other obligations of the FirstCity Entities under the Facility Agreements and, (ii) Subordinated Debt which is subordinated to the Obligations on terms reasonably satisfactory to Lender.

7.2.     Limitation on Liens.

                    The Borrower shall not create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, including, without limitation, the Collateral, whether now owned or hereafter acquired, except Subordinate Liens.

7.3.     Limitation on Fundamental Changes.

                    Neither the Borrower nor FirstCity Consumer, except as expressly permitted by the Facility Agreements, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business.

7.4.     Sale, Transfer or Encumbrance of Assets.

                    The Borrower shall not sell, lease, or otherwise dispose of, move, relocate, or transfer, whether by sale or otherwise, any of its property, business or assets, including, without limitation, the Collateral, (whether now owned or hereafter acquired) except for (i) the movement of assets in the ordinary course of business to locations disclosed in advance to Lender and where Borrower has executed and tendered to Lender appropriate UCC-1 financing statements for filing or taken other steps required to enable Lender to perfect its lien and (ii) Securitizations.

7.5.     Contracts.

                  (a) The Borrower shall not sell, assign or otherwise encumber any Contract except as expressly permitted by the Facility Agreements; or

                  (b) The Borrower shall not cancel, terminate, amend, modify or waive any term or condition of any Contract (including the granting of rebates or adjustments with respect thereto), or the related certificates of title except in accordance with the Credit and Collection Policy. 7.6. Limitation on Dividends.

                    The Borrower shall not declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Borrower.

7.7.     Limitations on Borrower's Business and Activities.

                  (a) The business to be conducted by the Borrower shall be limited to the following: (i) acquiring, owning, purchasing, holding, transferring, pledging and otherwise dealing with the Contracts; (ii) issuing, transferring, assigning and financing the Promissory Note; (iii) transferring the Borrower's right to any cash flow to the Lender; and (iv) engaging in any other acts or activities to accomplish the foregoing.

                  (b) The Borrower shall not: (i) consolidate or merge with or into any other entity or person or dissolve or liquidate or transfer its properties and assets to any entity; (ii) hold itself out as being liable for the debts of any other party, form any subsidiaries or act in any name other than its own; (iii) except as provided in Section 7.20 hereof, commingle its funds and assets with those of any other company; or (iv) file or otherwise initiate (w) a voluntary petition for relief under any chapter of the Bankruptcy Code, (x) a receivership, conservatorship or custodianship, (y) assignment for the benefit of creditors or (z) any other bankruptcy or insolvency proceeding.

7.8.    Limitation on Investments, Loans and Advances.

                    Neither the Borrower nor FirstCity Consumer shall make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, except:

                  (a) purchases of Contracts;

                  (b) investments in Permitted Investments of funds, if any, on deposit in the Collection Account; and

                  (c) capitalization of any special purpose entity formed for the purpose of a Securitization.

7.9.     Transactions with Affiliates.

                    The Borrower shall not enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate, except for transactions expressly permitted by the Facility Agreements, and transactions in the ordinary course of Borrower's business and which are upon fair and reasonable terms not less favorable to Borrower than it would obtain in a comparable arm's length transaction with a person that is not an Affiliate.

7.10.    Sale and Leaseback.

                    The Borrower shall not enter into any arrangement with any Person providing for the leasing by the Borrower of real or personal property which has been or is to be sold or transferred by the Borrower to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of Borrower.

7.11.    Certificate of Formation.

                  The Borrower shall not amend its Certificate of Formation.

7.12.    Fiscal Year.

                  The Borrower shall not permit the fiscal year of Borrower to end on a day other than December 31.

7.13.    Limitation on Negative Pledge Clauses.

                  The Borrower shall not enter into any agreement with any Person other than Lender which prohibits or limits the ability of Borrower to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

7.14.    Activities of Borrower.

                    The Borrower shall not engage in any business or activity of any kind, or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking or expend any funds (other than incidental expenses incurred in the ordinary course of business), which are not directly related to the transactions contemplated and authorized hereby or by the other Facility Agreements other than an agreement or other arrangement approved in writing by Lender to share taxes of any affiliated, consolidated, unitary, combined or similar group including Borrower, such approval not to be unreasonably withheld.

7.15.    Agreements.

                    The Borrower shall not, except for the Facility Agreements, and as expressly permitted by the Facility Agreements, become a party to, or permit any of its properties to be bound by, any indenture, mortgage, instrument, contract, agreement, lease or other undertaking, or issue any power of attorney except to Lender except for instruments, contracts, agreements or leases entered into in the ordinary course of the Borrower's business which are necessary or desirable in furtherance of the transactions contemplated by the Facility Agreements.

7.16.    Bank Accounts.

                    The FirstCity Entities shall not, except as otherwise permitted by this Credit Agreement, move the Bank Accounts from the institution at which they are maintained on the Closing Date.

7.17.    Lockbox Providers.

                    The FirstCity Entities shall not terminate any Lockbox Provider or Lockbox Agreement pursuant to Section 4.1(j) hereof, or make any change in its instructions to Obligors regarding payments to be made to the Lockbox Provider, and shall not add any Lockbox Provider with respect to the Contracts unless the Lender shall have received notice of such addition of any Lockbox Provider and a Lockbox Agreement executed by Borrower, the Lender and such Lockbox Provider shall have been delivered to the Lender; or deposit or otherwise credit, or cause or permit to be so deposited or credited, Collections to any Lockbox Account except the Lockbox Accounts and the Collection Account.

7.18.    Subordinated Debt.

                    The Borrower shall not make or take any action to authorize or effect any payment of principal on or in respect of any part or all of any Debt that is by its terms subordinated to the Obligations or voluntarily prepay any such Debt or otherwise repurchase, redeem or retire any instrument evidencing any such Debt.

7.19.    Margin Securities.

                    The Borrower shall not own, purchase or acquire (or enter into any contract to purchase or acquire) any "margin security" as defined by any regulation of the Federal Reserve Board as now in effect or as the same may hereinafter be in effect.

7.20.    No Commingling.

                    The Borrower shall maintain separate bank accounts and no funds of the Borrower shall be commingled with funds of any other entity, provided, however, that Lockbox funds from the FirstCity securitization dated as of February 11, 1998, or any other FirstCity auto loan securitization, may be commingled with funds deposited in the Lockbox hereunder. The Borrower shall not maintain bank accounts other than those which have been identified in writing to the Lender.

7.21.    Guarantees.

                    None of the Borrower, FirstCity Consumer Finance or FirstCity Funding will guarantee (directly or indirectly), endorse or otherwise become contingently liable (directly or indirectly) for the obligations of, or own or purchase any stock, obligations or securities of or any other interest in, or make any capital contribution to, any other Person.

7.22.    Amendment of Facility Agreements.

                    The FirstCity Entities will not amend the Facility Agreements without the prior written approval of the Lender, such approval not to be unreasonably withheld.

7.23.    Policies.

                    The FirstCity Entities shall not amend the Credit and Collection Policy or each Originator's Underwriting Criteria without the prior written approval of Lender, such approval not to be unreasonably withheld.

7.24.    Miscellaneous.

          (i) The Borrower will at all times hold itself out to the public under the Borrower's own name and as a separate and distinct entity from FirstCity Financial, FirstCity Funding, FirstCity Consumer, FirstCity Consumer Finance, the N.A.F. Entities, and FirstCity Servicing.

          (ii) The Borrower will at all times be responsible for the payment of all its obligations and indebtedness, will at all times maintain a business office, records, books of account, and funds separate from any other entity and will observe all customary formalities of independent existence.

                        SECTION 8. REMEDIES UPON DEFAULT

8.1.     Acceleration.

                    Upon the occurrence of one or more Events of Default (other than pursuant to clause (e) of the definition of Event of Default), the Lender may cease making Advances, and may immediately declare all or any portion of the Obligations to be immediately due and payable. Upon such declaration, the Obligations shall become immediately due and payable without presentation, demand or further notice of any kind to the Borrower. Upon the occurrence of an Event of Default specified in clause (e) of the definition of Event of Default, the Lender shall immediately cease making Advances and the Obligations shall automatically accelerate and become due and payable, without any further action of the Lender. Upon acceleration of the Obligations for any reason, Borrower shall thereupon be obligated to pay to Lender the Obligations then outstanding, and Lender shall not be obligated to make any further Advance under this Credit Agreement.

8.2.     Files.

                    Upon the occurrence of one or more Events of Default, the Lender shall have the right to obtain physical possession of the Collateral, on a servicing-retained or servicing-released basis, as Lender may elect, together with all files of Borrower relating to the Collateral and all documents relating to the Collateral which are then or may thereafter come into the possession of Borrower or any third party acting for Borrower, including the Collateral Agent and the Servicer.

8.3.     Collections.

                    Upon the occurrence of one or more Events of Default, Lender may exercise all rights and remedies under each Contract, lease, security agreement and other contract included among the Collateral as are afforded to the secured party thereunder or which are otherwise afforded to Borrower thereunder; Lender may, subject to the rights of Obligors, recover possession of any tangible personal property under any Contract, and require that the same be assembled and delivered to a specific location. Without limiting the foregoing, the Lender shall have the right to give direction to the Servicer, replace or remove the Servicer, collect and receive all further payments made on the Collateral, to instruct the Obligors to make payments to a Lockbox Account or other location designated by the Lender, to control deposits to and disbursements from the Collection Account, to notify Lockbox Providers to follow the instructions of the Lender, and if any payments are received by Borrower, the Borrower shall not commingle the amounts received with other funds of the Borrower and shall promptly pay them over to the Lender. In addition, the Lender shall have the right to dispose of all or any part of the Collateral as provided in the other documents executed in connection herewith, or in any commercially reasonable manner, or as provided by law. The Lender shall be entitled to place the Contracts which it recovers after any default in a pool for issuance of automobile loan receivable pass-through securities and to sell such securities at the then prevailing price for such securities in the open market as a commercially reasonable disposition of collateral subject to the applicable requirements of the UCC. The Lender shall also be entitled to sell (on a servicing-retained or servicing-released basis, as Lender may elect) any or all of such Contracts individually for the prevailing price as a commercially reasonable disposition of collateral subject to the applicable requirements of the UCC and to retitle in Lender's or Lender's nominee's name, the subordinate certificates referenced in Section 6.13 hereof. Any surplus which exists after payment and performance in full of the Loans and any other Obligations which arise hereunder shall be promptly paid over to Borrower or otherwise disposed of in accordance with the UCC or other applicable law. The specification in this subsection 8.3 of manners of disposition of collateral as being commercially reasonable shall not preclude the use of other commercially reasonable methods (as contemplated by the UCC) at the option of the Lender.

8.4.     Power of Attorney.

                    Borrower hereby authorizes the Lender, at Borrower's expense, to file such financing statement or statements relating to the Collateral without Borrower's signature thereon as Lender at its option may deem appropriate, and appoints the Lender as the Borrower's attorney-in-fact (but without requiring the Lender to act) to execute any such financing statement or statements in Borrower's name and to perform all other acts which the Lender deems appropriate to perfect and continue the security interest granted hereby and to protect, preserve and realize upon the Collateral, including, but not limited to, the right to endorse notes and instruments, complete blanks in documents and sign assignments on behalf of Borrower as its attorney-in-fact and to prove and adjust any losses and to endorse any loss drafts under applicable insurance policies. This power of attorney is coupled with an interest and is irrevocable without the Lender's consent. Notwithstanding the foregoing, the power of attorney hereby granted shall only be effective during the occurrence and continuance of any Event of Default hereunder.

                   SECTION 9. FUNDING COMMITMENT OF FIRSTCITY

9.1.     Funding Commitment.

                  (a) If, on any Payment Date, or any other date on which amounts are due to the Lender hereunder (including, without limitation, in connection with an acceleration of the Loan), the full amount then due to the Lender is not received by the Lender on such date, FirstCity Financial shall, within two Business Days of receipt by FirstCity Financial of written demand from Lender, pay to Lender, in immediately available funds, the lesser of (i) the amount of such shortfall and (ii) 25% of the aggregate Outstanding Contract Balance of the Contracts which were subject to advances made by the Lender less the Outstanding Contract Balance of any Contracts released by the Lender as of the related Determination Date.

                  (b) In furtherance of the foregoing, FirstCity Financial hereby covenants and agrees with the Lender that FirstCity Financial shall (i) monitor the Borrower's loan acquisition and securitization program (the "Program") and each of the Facility Agreements, (ii) report to the Lender the progress of such Program and compliance with the Facility Agreements, including, without limitation, the Borrower's and FirstCity Financial's respective reporting requirements under each of the Facility Agreements, as applicable, and
(iii) use its best efforts to take all other steps necessary to insure the success of the Borrower's Program and each of the Borrower's and FirstCity Financial's respective performances under each of the Facility Agreements, as applicable, including, without limitation, compliance with the Borrower's and FirstCity Financial's respective reporting obligations thereunder, including, without limitation, the reporting of delinquency, default and loss information with regard to the Contracts as well as the reporting of any default or prospective default under any of the Facility Agreements.

9.2.    FirstCity Financial to Provide Subordinate Financing.

                    FirstCity Financial hereby agrees and covenants with Lender that FirstCity Financial shall provide sufficient Subordinate Financing in connection with each securitization transaction with respect to the Contracts as may be required by independent third parties (such as the Rating Agencies and/or Credit Enhancer(s)), it being acknowledged that such level of Subordinate Financing so determined by such independent third parties shall constitute a "market" level.

9.3.     Indemnification.

                    FirstCity Financial will indemnify Conti against any losses, claims, damages or liabilities to which Conti may become subject in connection with any matter related to or arising out of a default by FirstCity Financial under this Commitment; provided, however, there shall be excluded from such indemnification any such loss, claim, damage or liability which results from the gross negligence or willful misconduct of Conti in performing the services which it is to render pursuant to this Credit Agreement or the other Facility Agreements.

                           SECTION 10. MISCELLANEOUS

10.1.    Amendments and Waivers.

                    None of this Credit Agreement, the Promissory Note, any other Facility Agreement to which Lender or Borrower is a party, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. Lender, the Collateral Agent and Borrower may, from time to time, enter into written amendments, supplements or modifications hereto and to the Promissory Note and the other Facility Agreements to which they are parties for the purpose of adding any provisions to this Credit Agreement or the Promissory Note or such other Facility Agreements or changing in any manner the rights of Lender, the Collateral Agent or Borrower hereunder or thereunder and, in addition, waiving, on such terms and conditions as Lender may specify in such instrument, any of the requirements of this Credit Agreement or the Promissory Note or such other Facility Agreements or any Unmatured Event of Default or Event of Default and its consequences. Any such waiver and any such amendment, supplement or modification shall be binding upon Lender and all future holders of the Promissory Note. In the case of any waiver, Lender and Borrower shall be restored to their former position and rights hereunder and under the Promissory Note and any other Facility Agreements to which they are parties, and any Unmatured Event of Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Unmatured Event of Default or Event of Default, or impair any right consequent thereon.

10.2.    Notices.

                    Except where telephonic instructions or notices are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by overnight courier service, or by registered, certified or express mail, postage prepaid, return receipt requested, or by facsimile copy (accompanied by a telephonic confirmation or receipt thereof), or telegram (with messenger delivery specified in the case of a telegram) and shall be deemed to be delivered for purposes of this Credit Agreement on: (a) the second Business Day following the day on which such notice was placed in the custody of the U.S. Postal Service, (b) the next Business Day following the day on which such notice was placed in the custody of any overnight courier service, including express mail service or (c) the same Business Day on which such notice is sent by telegram, messenger or facsimile. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this subsection, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective facsimile numbers) indicated below, and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party below:

                  If to Borrower:

                  FirstCity Auto Receivables L.L.C.
                  Box 8216
                  6400 Imperial Drive
                  Waco, Texas  76714-8216
                  Facsimile Number:  (817) 751-1757
                  Telephone Number:  (817) 751-1750
                  Attention:  Jim Moore

                  If to FirstCity Consumer:

                  Box 8216
                  6400 Imperial Drive
                  Waco, Texas  76714-8216
                  Facsimile Number:  (817) 751-1757
                  Telephone Number:  (817) 751-1750
                  Attention:  Jim Moore

                  If to Lender:

                  ContiTrade Services L.L.C.
                  277 Park Avenue, 38th Floor
                  New York, New York  10172
                  Tel. No.: 212-207-2822
                  Telecopier No.: 212-207-2935
                  Attention: Chief Counsel

10.3.    No Waiver; Cumulative Remedies.

                    No failure to exercise and no delay in exercising, on the part of Lender; any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.4.    Survival of Representations and Warranties.

                    All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Credit Agreement and the Promissory Note.

10.5.    Payment of Expenses and Taxes.

                    Borrower agrees, on demand, and except as otherwise specifically set forth herein, to (a) pay or reimburse Lender and the Collateral Agent for all out-of-pocket costs and expenses incurred in connection with the preparation and execution of this Credit Agreement, the Promissory Note and the other Facility Agreements and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, subject to the limitations in
Section 5.2 hereof, any and all collateral audit fees and the reasonable fees and disbursements of counsel to Lender, (b) pay or reimburse Lender for all of its costs incurred in connection with its due diligence review of Borrower and all of its out-of-pocket expenses incurred in connection with the preparation, negotiation and execution of the Facility Agreements, (c) pay or reimburse Lender and the Collateral Agent for all out-of-pocket costs and expenses incurred in connection with the preparation and execution of any amendment, modification or supplement to this Credit Agreement, the Promissory Note and the other Facility Agreements and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, any and all collateral audit fees and the reasonable fees and disbursements of counsel to Lender, (d) pay or reimburse Lender for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Credit Agreement, the Promissory Note, the other Facility Agreements and any such other documents, including, without limitation, reasonable fees and disbursements of counsel to Lender, (e) pay, indemnify, and hold Lender, its directors, members, officers, employees, agents and Affiliates, harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, any registration tax, stamp, duty and other similar taxes or duties, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Credit Agreement, the Promissory Note, the other Facility Agreements and any such other documents (other than income taxes and franchise taxes), and (f) pay, indemnify, and hold Lender, its directors, members, officers, employees, agents and Affiliates, harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Credit Agreement, the Promissory Note and the other Facility Agreements (all the foregoing, collectively, the "indemnified liabilities"), provided that Borrower has no obligation hereunder to the Lender with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Lender.

10.6.    Successors and Assigns; Participations.

                    (a) This Credit Agreement shall be binding upon and inure to the benefit of Borrower and Lender, and all future holders of the Promissory Note and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations under this Credit Agreement and Lender, except as set forth in paragraph (b) below, may not assign or transfer any of its rights or obligations under this Credit Agreement without (except following the occurrence of, and during the continuance of, an Event of Default) the prior consent of Borrower, which consent shall not unreasonably be withheld; provided, however, that if Lender desires to assign, transfer, sell or otherwise dispose of all of its right, title and interest in the Collateral or the Obligations owed to it under the Facility Agreements to any institutional investor pursuant to any repurchase agreement or similar arrangement, or to a Subsidiary or Affiliate of Continental Grain Company, the consent of Borrower shall not be required.

                  (b) Lender may, in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to it, the Promissory Note, the Facility or any other interest of Lender hereunder and under the other Facility Agreements. In the event of any such sale by Lender of participating interests to a Participant, Lender's obligations under this Credit Agreement to the other parties hereto shall remain unchanged, Lender shall remain solely responsible for the performance thereof, Lender shall remain the holder of the Promissory Note for all purposes under this Credit Agreement and the other Facility Agreements, and Borrower shall continue to deal solely and directly with Lender in connection with Lender rights and obligations under this Credit Agreement and the other Facility Agreements. Borrower agrees that if amounts outstanding under this Credit Agreement and the Promissory Note are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of the Commitment Termination Date, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Credit Agreement and the Promissory Note to the same extent as if the amount of its participating interest were owing directly to it under this Credit Agreement or the Promissory Note. Borrower also agrees that each Participant shall be entitled to the benefits of Subsections 2.9 and 9.5 with respect to its participation in the Facility and the Loans outstanding from time to time; provided, that no Participant shall be entitled to receive any greater amount pursuant to such subsections than Lender would have been entitled to receive in respect of the amount of the participation transferred by Lender to such Participant had no such transfer occurred.

                  (c) Borrower authorizes Lender to disclose to any Participant and any prospective Participant any and all financial information in its possession concerning the Borrower and its Affiliates which has been delivered to it by or on behalf of such Person pursuant to this Credit Agreement or which has been delivered to it by or on behalf of such Person in connection with its credit evaluation of Borrower and its Affiliates prior to becoming a party to this Credit Agreement; provided such Participant agrees to keep such financial information confidential unless required to be disclosed by applicable Requirements of Law.

                  (d) If, pursuant to this Subsection 10.6, any interest in this Credit Agreement or the Promissory Note is transferred or assigned to any Participant or assignee which is organized under the laws of any jurisdiction other than the United States or any state thereof, Lender shall cause such Participant or assignee, as a condition to the effectiveness of such transfer,
(i) to represent to Lender and Borrower that under applicable law and treaties then in effect no taxes will be required to be withheld by Borrower or Lender with respect to any payments to be made to such Participant or assignee, in respect of the Loans, (ii) to furnish to Borrower either U.S. Internal Revenue Service Form 4224 (or any successor form) or U.S. Internal Revenue Service Form 1001 (or any successor form) (wherein such Participant or assignee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) to agree (for the benefit of Lender and Borrower) timely to provide Lender and Borrower a new Form 4224 (or any successor form) or Form 1001 (or any successor form) upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with and if permitted under applicable U.S. laws and regulations and amendments then in effect duly executed and completed by such Participant or assignee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

                  (e) Lender shall not grant to any Participant the right to consent to any amendment or waiver entered into in accordance with subsection
10.1 except for any such amendment or waiver which would increase the Lender Funding Commitment, or reduce the amount or extend the due date of any principal of or interest on the Promissory Note.

10.7. Termination.

                    This Credit Agreement (except for Sections 10.4 and 10.5) shall terminate following the Commitment Termination Date upon payment in full of all outstanding principal, interest and other amounts due hereunder to Lender.

10.8.    Counterparts.

                    This Credit Agreement may be executed by one or more of the parties to this Credit Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

10.9.    Severability.

                    Any provision of this Credit Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.10.   Integration; Construction.

                    This Credit Agreement represents the agreement of Borrower and Lender with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Facility Agreements.

10.11.   Limited Liability.

                    No recourse under any Facility Agreement shall be had against, and no personal liability shall attach to, any officer, employee, director, member, affiliate, beneficial owner, trustee or shareholder of any party hereto, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise in respect of any of the Facility Agreements, it being expressly agreed and understood that each

Facility Agreement is solely a corporate or trust obligation of each party hereto, and that any and all personal liability, either at common law or in equity, or by statute or constitution, of every such officer, employee, director, member, affiliate, beneficial owner, trustee or shareholder for breaches by any party hereto of any obligations under any Facility Agreement is hereby expressly waived as a condition of and in consideration for the execution and delivery of this Agreement.

10.12.   GOVERNING LAW.

                    THIS CREDIT AGREEMENT AND THE PROMISSORY NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS CREDIT AGREEMENT AND THE PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

10.13.   SUBMISSION TO JURISDICTION; WAIVERS.

                    EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY:

                  (a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS CREDIT AGREEMENT AND THE OTHER FACILITY AGREEMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

                  (b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

                  (c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN SUBSECTION 10.2 OR AT SUCH OTHER ADDRESS OF WHICH ALL OF THE OTHER PARTIES HERETO SHALL HAVE BEEN NOTIFIED PURSUANT THERETO;

                  (d) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND


                  (e) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SUBSECTION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

10.14. Acknowledgements.

                    Borrower and FirstCity Consumer each hereby acknowledge that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Credit Agreement, the Promissory Note and the other Facility Agreements;

                  (b) the Lender has no fiduciary relationship to Borrower or FirstCity Consumer, and the relationship between Lender and Borrower is solely that of debtor and creditor; and

                  (c) no joint venture exists between Borrower, FirstCity Consumer and Lender.

10.15.   WAIVER OF JURY TRIAL.

                    EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS CREDIT AGREEMENT OR THE PROMISSORY NOTE OR ANY OTHER FACILITY AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed and delivered in New York, New York by their proper and duly authorized officers, members or trustees as of the day and year first above written.

                          FIRSTCITY AUTO RECEIVABLES L.L.C.


                          -----------------------------------------
                          By:
                          Name:
                          Title:


                          FIRSTCITY CONSUMER LENDING CORPORATION


                          -----------------------------------------
                          By:
                          Name:
                          Title:


                          FIRSTCITY FINANCIAL CORPORATION


                          -----------------------------------------
                          By:
                          Name:
                          Title:


                          CONTITRADE SERVICES L.L.C.


                          ------------------------------------------
                          By:
                          Name:
                          Authorized Signatory



                          -------------------------------------------
                          Name:
                          Authorized Signatory

                                                                     EXHIBIT A

                                DEFINITIONS LIST

                  Adjusted Eligible Contract Balance: On any date, the amount described in clause (y) of the definition of "Borrowing Base."

                  Advance: As defined in Subsection 2.1 of the Credit Agreement.

                  Advance Rate: For each Contract which is designated "tier 1," "tier 2," "tier 3" or "tier 4" under the Underwriting Criteria, 85%. For each Contract originated by FirstCity Consumer, 95%.

                  Affiliate: As to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" or "controlled" have meanings correlative to the foregoing. Notwithstanding the foregoing, no "acquisition vehicle" (such as WAMCO XXIII, Ltd.) shall be considered an "Affiliate" of FirstCity Financial or any FirstCity Entity.

                  Annual Percentage Rate: The annual rate of interest applicable to each Contract, as disclosed therein.

                  Available Amount:  As defined in Subsection 9.1(c).

                  Available Facility Amount: On any date, the excess, if any, of
(a) the Borrowing Base, as of such date, minus (b) the Outstanding Facility Balance (not to exceed the Maximum Loan Amount).

                  Bank Accounts: Collectively, the Lockbox Account and the Collection Account.

                  Bankruptcy Event: With respect to a Person, (a) such Person or any of its Affiliates (if any) shall commence any case, proceeding or other action (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or such Person or any of its Affiliates shall make a general assignment for the benefit of its creditors; or (b) there shall be commenced against such Person or any of its Affiliates any case, proceeding or other action of a nature referred to in clause (a) above which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged or unbonded for a period of 60 days; or (c) there shall be commenced against such Person or any of its Affiliates any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (d) such Person or any of its Affiliates shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (a),
(b), or (c) above; or (e) such Person or any of its Affiliates shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due.

                  Blanket Policy: An Insurance Policy maintained by the Borrower and its assignees for "vendor's single interest" coverage with respect to each Vehicle.

                  Borrower: FirstCity Auto Receivables L.L.C., a Texas limited liability company.

                  Borrowing Base: As determined by the Collateral Agent pursuant to Section 7.08(a)(v) of the Security and Collateral Agent Agreement, on any day, an amount equal to the product of (x) the applicable Advance Rate and (y) the Outstanding Contract Balance of all Contracts which are not Defaulted or Liquidated, less the Outstanding Contract Balance of Contracts (a) as to which the Collateral Agent has not confirmed that it has possession thereof and (b) Contracts that do not have a certificate of title by the 121st day of its origination.

                  Borrowing Date: Any Business Day specified in a notice pursuant to subsection 2.3 of the Credit Agreement as a date on which Borrower requests Lender to make Loans thereunder.

                  Business Day: A day of the year on which banks are not required or authorized to close in New York City, New York, Wilmington, Delaware, Dallas, Texas and Los Angeles, California.

                  Capital Stock: With respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

                  Change of Control:

                  (i) Except with respect to a securitization contemplated by the Facility Agreements, all or substantially all of any of the Borrowers', FirstCity Funding's, FirstCity Consumer's or FirstCity Servicing's assets are sold, leased, transferred or otherwise disposed of as an entirety or substantially as an entirety (in one transaction or in a series of transactions) to any Person or Persons which are not at least 80% owned, directly or indirectly, by FirstCity Financial; or

                  (ii) the beneficial owners or trustees of either of the FirstCity Entities consummate, or approve a definitive agreement or plan for:

                  (A) any merger, consolidation, exchange of certificates, recapitalization, restructuring or other business combination with or into another corporation or any sale of beneficial ownership of any of the Borrower, FirstCity Funding, FirstCity Consumer or FirstCity Servicing (for purposes of this definition, a "Transaction") pursuant to which (x) any of the Borrower, FirstCity Funding, FirstCity Consumer or FirstCity Servicing will not survive, or (y) FirstCity Financial, directly or indirectly, will not hold at least 80% of the beneficial interest in any of the Borrower, FirstCity Funding, FirstCity Consumer or FirstCity Servicing after such Transaction, or (z) FirstCity Financial, directly or indirectly, is entitled to receive any cash, securities or other property, except any such Transaction as a result of which at least 80% of the beneficial ownership of the surviving Person is owned, directly or indirectly, by FirstCity Financial, or

                  (B) the liquidation or dissolution of any of the Borrower, FirstCity Funding, FirstCity Consumer or FirstCity Servicing.

                  Closing Date:  April 30, 1998.

                  Code: The United States Internal Revenue Code of 1986, amended.

                  Collateral: As defined in Section 2 of the Security and Collateral Agent Agreement.

                  Collateral Agent: Chase Bank of Texas, National Association, acting in its capacity as Collateral Agent under the Security and Collateral Agent Agreement and any successor Collateral Agent appointed pursuant to the Security and Collateral Agent Agreement.

                  Collateral Agent Certification: As defined in Section 7.08(a)(i) of the Security and Collateral Agent Agreement.

                  Collection Account: The Collection Account maintained by the Collateral Agent pursuant to the Paying Agent Agreement.

                  Collection Period: With respect to any Payment Date, the calendar month (or portion of such calendar month, in the case of the first Payment Date) immediately preceding such Payment Date.

                  Collections: All amounts (including, without limitation, Recoveries) due and owing on, or otherwise received by Borrower in respect of the Contracts and the Vehicles.

                  Commitment Period: The period from and including the date hereof to but not including the Commitment Termination Date.

                  Commitment Termination Date: May 30, 1998; or such later date to which the Commitment Termination Date may be extended pursuant to Section 2.1(b) of this Credit Agreement.

                  Computer Tape: A computer tape generated by the Borrower containing, without limitation, the information set forth on the Contract List.

                  Conti: The Lender and its Affiliates.

                  ContiFinancial: ContiFinancial Services Corporation, a Delaware Corporation.

                  Contract: Each retail installment sale contract for a Vehicle that was originated by an Originator, and all rights and obligations thereunder.

                  Contract File: Each original Contract, a record of the information supplied by the Obligor in the original credit application, together with any other documents relating thereto each of which are delivered to and held by the Collateral Agent (including, but not limited to, the application for title registration).

                  Contract List: Each schedule of Contracts delivered by Borrower to Lender and the Collateral Agent with respect to each Borrowing Date identifying, in such detail as such parties may require, each Contract being purchased by Borrower, delivered to the Lender and, for so long as the Security and Collateral Agent Agreement is in effect, the Collateral Agent, pledged by Borrower to the Lender, organized by the name of the Obligor and the state in which the Obligor's billing address is located and setting forth for each such
Contract: (i) a number identifying the Contract, (ii) the original amount financed of such Contract, (iii) Annual Percentage Rate, (iv) the original maturity of the Contract, (v) the remaining maturity of the Contract, (vi) the amount of the Obligor's monthly payment, (vii) the purchase price of such Contract, (viii) the name of the Obligor on such Contract, (ix) the address of the Obligor on such Contract, (x) the Outstanding Balance of such Contract and
(xi) the name of the holder of the Lien on such Contract.

                  Contractual Obligation: As to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  Credit Agreement: This Warehouse Credit Agreement dated as of April 30, 1998 among Borrower, Lender, FirstCity Consumer and FirstCity Financial.

                  Credit and Collection Policy: The credit and collection policy in effect as of the Closing Date.

                  Credit Enhancer: A monoline insurer, letter of credit bank or other third- party supplier of credit enhancement, if any.

                  Dealer Assignment: Any agreement pursuant to which a Contract or security interest in a Vehicle has been transferred, sold or assigned by a Vehicle Dealer to Borrower (to an Originator and then assigned to Borrower).

                  Debt: Of a Person on any day, the sum on such day of (a) indebtedness for borrowed money or for the deferred purchase price of property or services, or evidenced by bonds, notes or other similar instruments, (b) obligations as lessee under any operating leases and any leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, and (c) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clause (a) or (b) above.

                  Defaulted Contract: As of any Determination Date, any Contract that as of the end of the preceding Collection Period (a) is classified by the Borrower, on a contractual basis, as 61 or more days past due, or (b) with respect to which the related Vehicle has been repossessed by Borrower and the notice of intent to sell has expired, or (c) with respect to which the related Vehicle has been voluntarily repossessed.

                  Delinquency Ratio: With respect to a Determination Date, the aggregate Outstanding Contract Balances of all contracts in the Servicer's entire servicing portfolio which are thirty-one (31) or more days past due as of the end of the preceding Collection Period divided by the aggregate Outstanding Contract Balances of all contracts in the Servicer's entire servicing portfolio as of the end of such preceding Collection Period.

                  Delinquent Contract: Any Contract (a) that is classified by the Borrower, on a contractual basis, as 31 or more days past due and (b) that is not a Liquidated Contract.

                  Deposit Amount: means all funds deposited in the Collection Account (i) by the Borrower, pursuant to Section 2.01(a)(iii) of the Paying Agent Agreement or (ii) by the Lender, pursuant to Section 2.01(a)(i) of the Paying Agent Agreement in each case (a) since the end of the immediately preceding Collection Period and (b) which remain on deposit in the Collection Account at the time of the Borrowing Base calculation is being made and, thus have not been applied to the acquisition of Contracts.

                  Deposited Funds: On any day, all Principal Collections on deposit in or otherwise to the credit of the Collection Account at the close of business on the previous Business Day.

                  Determination Date: With respect to a Collection Period, the tenth day following the end of such Collection Period.

                  Dollars and $:  Lawful money of the United States of America.

                  Eligible Contract: On any day, a Contract (a) that arises from the completed delivery of a Vehicle and which has been fully performed by Borrower and the Dealer party thereto, (b) that arises from the normal course of the Dealer's business, (c) that is not a Defaulted Contract, (d) that is not a Delinquent Contract; (e) the Obligor of which is a natural person residing in any state of the United States or the District of Columbia, (f) the Obligor of which is not a government or governmental subdivision or agency, (g) the Obligor of which has full power and capacity to enter into such Contract and perform his or her obligations thereunder, (h) as to which the Obligor has executed and delivered an original note that is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor in accordance with its terms,
(i) that is denominated and payable in Dollars in the United States, (j) that is not subject to any dispute, litigation, counterclaim or defense, or any offset or right of offset at the time of purchase by Borrower, (k) that has an original term to maturity of not less than 24 nor more than 72 months, provided that no more than 1% shall have original terms to maturity greater than 60 months, (l) that provides for equal monthly payments which will cause the Contract to fully amortize during its term, (m) that has an Annual Percentage Rate of not less than the lesser of (A) 500 basis points over the two-year Treasury rate in effect on the date of origination of such Contract and (B) the maximum interest rate permissible by law with respect to such Contract, (n) that, together with the note applicable thereto, does not contravene any Requirements of Law applicable thereto, (o) with respect to which all required consents, approvals and authorizations have been obtained, (p) as to which the security interest in the Vehicle securing such Contract has been recorded in the name of Originator and which security interest is in full force and effect and subject to no prior or equal liens, claims or encumbrances, (q) which was originated using each Originator's Underwriting Criteria, (r) that requires the Borrower to be named as loss payee or beneficiary (as applicable) under an insurance policy with respect to the Vehicle financed by such Contract and entitles the Borrower to the benefits of such insurance policy (s) that, if such Contract is a Modified Contract, the Lender has not given the Borrower notice that such Contract is to be excluded as not being an Eligible Contract and (t) as to which the Collateral Agent has issued a Collateral Agent's Certification listing no exceptions.

                  Eligible Deposit Account: Either (i) a segregated account with an Eligible Institution or (ii) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the States thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating acceptable to the Lender.

                  Eligible Institution: A depository institution organized under the laws of the United States of America or any one of the States thereof or the District of Columbia (or any domestic branch of a foreign bank), (A) which has either (1) a long-term unsecured debt rating of at least AA by S&P and Aa by Moody's or otherwise acceptable to the Lender or (2) a short-term unsecured debt rating or certificate of deposit rating of at least A-1 by S&P and P-1 by Moody's or otherwise acceptable to the Lender and (B) whose deposits are insured by the FDIC.

                  Employee Benefit Plan: Any plan, agreement, arrangement or commitment which is an employee benefit plan, as defined in section 3(3) of ERISA, maintained by FirstCity Consumer or with respect to which FirstCity Consumer has any liability or obligation to contribute.

                  ERISA: The Employee Retirement Income Security Act of 1974, as amended.

                  ERISA Group: FirstCity Financial and any entity required to be aggregated with the FirstCity Consumer under Section 414(b), (c), (m) or (o) of the Code.

                  Event of Default: The occurrence of any of the following events:

                  (a) Borrower fails to pay when due any amount payable under the Credit Agreement.

                  (b) Any representation or warranty made or deemed made by Borrower or FirstCity Consumer, in any capacity which is contained in the Facility Agreements or in any agreement, written report or written information furnished at any time under or required by the Facility Agreements shall prove to have been false or incorrect on or as of the date made or deemed made, which remains uncured for five Business Days following FirstCity Consumer's receipt of notice thereof, and which is likely to have a material, adverse effect on the financial condition or business prospects of the Borrower or of FirstCity Consumer.

                  (c) (i) Borrower (x) defaults in any payment of principal of or interest on any Debt, beyond the period of grace, if any, provided in the instrument or agreement under which such Debt was created or (y) defaults in the observance or performance of any agreement or condition contained in any instrument or agreement to which it is a party or by which its property or assets are bound, which remains uncured for five Business Days following the Borrower's and FirstCity Consumer's receipt of notice thereof.

                           (ii) FirstCity Consumer (x) defaults in any payment of principal of or interest on any Debt, beyond the period of grace, if any, provided in the instrument or agreement under which such Debt was created and which has an outstanding principal balance of $50,000 or more or (y) defaults in the observance or performance of any agreement or condition contained in any instrument or agreement to which it is a party or by which its property or assets are bound, which remains uncured for five Business Days following FirstCity Consumer's receipt of notice thereof, and which is likely to have a material adverse effect on the financial condition or business prospects of FirstCity Consumer.

                           (iii) FirstCity Financial (x) defaults in any payment of principal of or interest on any Debt, beyond the period of grace, if any, provided in the instrument or agreement under which such Debt was created and which has an outstanding principal balance of $50,000 or more or (y) defaults in the observance or performance of any agreement or condition contained in any instrument or agreement to which it is a party or by which its property or assets are bound, which remains uncured for five Business Days following FirstCity Financial's receipt of notice thereof, and which is likely to have a material adverse effect on the financial condition or business prospects of FirstCity Financial; provided, however, that only payments due from FirstCity Financial, if any, with respect to any acquisition partnership shall apply with respect to this provision.

                  (d) For any reason, Borrower shall cease to have a valid and perfected first priority ownership interest in the Contracts or Lender shall cease to have a valid and perfected first priority security interest in the Collateral or any other collateral pledged under the Facility Agreements or any other Operative Document shall cease to be in full force and effect or cease to be the legal, valid, binding and enforceable obligation of any party thereto.

                  (e) A Bankruptcy Event shall occur with respect to any of the FirstCity Entities.

                  (f) One or more judgments or decrees (in the case of FirstCity Consumer, in an aggregate amount in excess of $50,000) shall have been entered against any FirstCity Entity which is not paid, bonded, stayed or covered by insurance, provided, that this clause shall not apply to actions relating to individual Contracts, unless a material portion of the Contracts is affected.

                  (g) Borrower or FirstCity Consumer becomes liable for environmental remediation or compliance expenses or fines, penalties or other charges related to environmental matters in excess of $50,000.

                  (h) (i) FirstCity Consumer or any other person engages in a transaction in connection with which FirstCity Consumer or any entity which it has an obligation to indemnify could be subject to liability for either a civil penalty assessed pursuant to section 502(I) of ERISA or a tax imposed by section 4975 of the Code; (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, shall exist with respect to any Single Employer Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Lender, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) any member of the ERISA Group shall, or in the reasonable opinion of Lender is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist, with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could subject Borrower or any ERISA Affiliate to any tax, penalty or other liabilities which are materially adverse to the business, operations, prospects, property or financial or other condition of FirstCity Consumer.

                  (i) Any financial statement delivered pursuant to the Facility Agreements and reported on by any independent certified public accountants shall contain any qualification or exception, or qualification arising out of the scope of the audit.

                  (j) A material adverse change from the date hereof in the business, properties, operations, prospects or financial or other condition of Borrower, FirstCity Consumer, or FirstCity Financial as determined by Lender in its reasonable, good faith business judgment.

                  (k) A material adverse change from the date hereof in the collectibility of the Contracts taken as a whole.

                  (l) Borrower or FirstCity Consumer becomes an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (m) Borrower shall fail to provide any information required to be provided by Sections 6.1 and 6.2 of this Credit Agreement by the time required thereby.

                  (n) Borrower or FirstCity Consumer shall default in the observance or performance of any other term, condition or covenant under the Facility Agreements and such failure to observe or perform continues for five Business Days.

                  (o) As of any Determination Date, the Rolling Delinquency Ratio is greater than or equal to 15%.

                  (p) As of any Determination Date, the Delinquency Ratio is greater than or equal to 20%.

                  (q) The Net Loss Ratio is greater than or equal to, on an annualized basis, 19% during April, May or June 1998, 16% during July, August or September 1998, and 13% thereafter.

                  (r) As of any Determination Date, the average of the Recovery Percentages for the three preceding Collection Periods is less than 40%.

                  (s) As of any date, the Outstanding Facility Balance exceeds the Borrowing Base.

                  (t) A Change of Control shall occur.

                  (u) The aggregate principal amount of Contracts originated by FirstCity Consumer is less than $20,000,000 for the first six months following the Closing Date.

                  (v) Borrower fails to observe the financial covenant set forth in Section 6.14 of the Credit Agreement.

                  (w) FirstCity Financial fails to observe the covenant set forth in Section 6.17 of the Credit Agreement.

                  (x) Any default occurs under the Servicing Agreement.

                  (y) Any FirstCity Entity shall default in the observance or performance of any term, condition or covenant in any other Facility Agreement and such failure to observe or perform continues for five Business Days.

                  (z) Any default by FirstCity Consumer under the IBSA.

                  Facility: As defined in Section 2.1(a) of this Credit
Agreement.

                  Facility Agreements: The collective reference to the Credit Agreement, the Promissory Note, the Security and Collateral Agent Agreement, the Servicing Agreement, the IBSA, and any other agreement or instrument related or delivered to any party to any of the foregoing pursuant to or in connection with any of the foregoing.

                  FDIC: The Federal Deposit Insurance Corporation or any successor thereof.

                  File: With respect to each Contract to be purchased by
Borrower:

                  (a)      the original Dealer Assignment;

                  (b)      the fully executed original of the Contract;

                  (c) documents evidencing or related to any Insurance Policy with respect to a Vehicle;

                  (d) the original or a copy of the credit application of the Obligor, fully executed by such Obligor, such application to be in a form substantially similar to that included in the Credit and Collection Policy;

                  (e) where permitted by law, the original certificate of title and otherwise such documents, if any, that the Servicer keeps on file in accordance with its customary procedures and the Credit and Collection Policy indicating that the Vehicle is owned by the Obligor and subject to the interest of Borrower as first lienholder or secured party; and

                  (f) any and all other documents that Borrower, Collateral Agent or Servicer keeps on file in accordance with its procedures relating to the Contract, Obligor or Vehicle.

                  Finance Charges: Interest charges, late charges, and other fees, charges and similar items with respect to Contracts.

                  FirstCity Consumer: FirstCity Consumer Lending Corporation, a Texas corporation.

                  FirstCity Consumer Finance: FirstCity Consumer Finance Corporation, a Texas corporation.

                  FirstCity Entities: The Borrower, FirstCity Consumer, FirstCity Financial and all subsidiaries (including trusts) of FirstCity Consumer.

                  FirstCity Financial: FirstCity Financial Corporation, a Delaware corporation.

                  FirstCity Funding: FirstCity Funding Corporation, a Texas corporation.

                  GAAP: Generally accepted accounting principles in effect from time to time in the United States of America.

                  Governmental Authority: Any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  IBSA: The Investment Banking Services Agreement dated as of May 17, 1996 between National Auto Funding Corporation and ContiFinancial, as amended.

                  Insolvency: With respect to any Multiemployer Plan, the condition that such plan is insolvent within the meaning of Section 4245 of ERISA.

                  Interest Period: With respect to any Payment Date, the prior calendar month.

                  Lender: ContiTrade Services L.L.C.

                  Lender Commitment: $50,000,000, or such other amount agreed upon in writing by Borrower and Lender.

                  LIBOR: With respect to any Advance, (x) through the end of the Interest Period in which such Advance is made, one-month LIBOR on the related Borrowing Date, and (y) for subsequent Interest Periods, one-month LIBOR on the first day of such Interest Period, in either case as published on such date in the Wall Street Journal.

                  Lien: Any lien, mortgage, security interest, pledge, hypothecation, charge, equity, encumbrance or right of any kind whatsoever (except any lien, mortgage, security interest, pledge, hypothecation, charge, equity, encumbrance or right of any kind granted under the Credit Agreement with respect to the Contracts).

                  Liquidated Contract: A Contract which is a charged off Contract, according to the charge-off policy attached hereto as Exhibit G.

                  Loan:  As defined in subsection 2.1 of the Credit Agreement.

                  Lockbox Account: The Wells Fargo Account #022168835 into which each Lockbox Provider deposits all available Collections.

                  Lockbox Agreement: The Lockbox Agreement attached hereto as Exhibit H.

                  Lockbox Provider: Fiserv Corporation.

                  Maximum Loan Amount: At any time, the lesser of (a) $50,000,000 and (b) the Borrowing Base.

                  Modified Contract: As defined in Section 2.2(b) of the Servicing Agreement.

                  Moody's: Moody's Investors Service, Inc.

                  Multiemployer Plan: A "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA to which any member of the ERISA Group is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                  N.A.F. Entities: N.A.F. Auto Loan Trust, a Delaware business trust and National Auto Funding Corporation, a Texas corporation.

                  Net Loss. For a Collection Period, the remaining Contract Balance of any Contracts liquidated during such period, less any Recoveries received during such period on Contracts liquidated during prior Collection Periods.

                  Net Loss Ratio: As of any Determination Date, the average, over the three most recent Collection Periods, of the product of (a)(i) the Net Loss for such Collection Period, divided by (ii) the principal balance of all contracts in the Servicer's entire servicing portfolio outstanding at the end of such Collection Period and (b) 12.

                  Notice of Borrowing: As defined in Section 2.3 of the Credit Agreement.

                  Obligations: All the unpaid principal amount of, and interest on (including interest accruing on or after any Bankruptcy Event, whether or not a claim for post-filing or post-petition interest is allowed in a proceeding relating thereto, and interest on overdue interest), the Promissory Note and all other obligations and liabilities of Borrower or any Affiliate of the FirstCity Entities to Lender or any Affiliate of Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Promissory Note, the Facility Agreement and any other document executed and delivered in connection therewith whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to Lender) or otherwise.

                  Obligor:  Each Person who is indebted on a Contract.

                  Originators: The N.A.F. Entities, FirstCity Consumer Finance, FirstCity Funding, and any originator approved by the Lender subject to Section
6.9 hereof.

                  Outstanding Contract Balance: On any day, with respect to any Contract, the principal amount due and owing on such Contract on such day.

                  Outstanding Facility Balance: On any day, with respect to the Loan, the outstanding principal amount of the Loan on such day.

                  Paying Agent: The Collateral Agent, acting in its capacity as paying agent under the Paying Agent Agreement.

                  Paying Agent Agreement: The Paying Agent Agreement dated as of April 30, 1998 among Borrower, Lender and the Paying Agent.

                  Payment Date: As defined in Section 2.4 of the Credit
Agreement.

                  PBGC: The Pension Benefit Guaranty Corporation established under ERISA.

                  Permitted Investments: Book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

                  (i) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

                  (ii) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or State banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person other than such depository institution or trust company) thereof shall have a credit rating from each of S&P and Moody's in the highest investment category granted thereby;

                  (iii) commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from each of S&P and Moody's in the highest investment category granted thereby;

                  (iv) investments in money market funds, including, without limitation, the VISTA money market funds so long as such funds are rated Aaa by Moody's or AAAm by S&P, and any other funds for which the Paying Agent or an affiliate thereof serves as an investment advisor, administrator, shareholder, servicing agent and/or custodian or sub-custodian;

                  (v) demand deposits, time deposits and certificates of deposit which are fully insured by the FDIC;

                  (vi) bankers' acceptances issued by any depository institution or trust company referred to in clause (ii) above; and

                  (vii) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) the deposits of which are insured by the FDIC.

                  Person: An individual, a partnership, a corporation, a limited liability company, a limited liability partnership, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture, a Governmental Authority or other entity of whatever nature.

                  Plan: Any employee benefit plan defined in Section 3(3) of ERISA in respect of which any member of the ERISA Group is or at any time within the immediately preceding five years was an "employer" as defined in Section 3(5) of ERISA or may have liability, including liability as a substantial employer, within the meaning of Section 4063 of ERISA and as a contributing sponsor under Section 4069 of ERISA.

                  Principal Collections: Collections other than Finance Charges.

                  Program: As defined in Subsection 9.1(c).

                  Promissory Note: The note issued pursuant to Section 2.2 of the Credit Agreement.

                  Rating Agencies: Moody's Investors Service, Standard & Poor's Corporation, Duff & Phelps Credit Rating Service and Fitch Investors Service.

                  Recoveries: With respect to any Collection Period, the aggregate amount of all cash received by Borrower net of expenses during such Collection Period in respect of any Contract which is a liquidated Contract.

                  Recovery Percentage: With respect to any Collection Period, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Recoveries deposited in the Collection Account during such Collection Period in respect of Contracts which became Liquidated Contracts during such Collection Period and the denominator of which is the aggregate Outstanding Balance of such Liquidated Contracts.

                  Reorganization: With respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

                  Reportable Event: Any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder other than those events as to which the thirty day notice period is waived under subsections .13, .14, .18,
 .19 or .20 of PBGC regulation Section 2615.

                  Requirements of Law: As to any Person, the Certificate of Incorporation and By-laws or other organizational or governing documents of such Person and any law, treaty, rule or regulation or determination of any arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  Responsible Officer: As to any Person, the chief executive officer, president, vice president-operations, chief financial officer, controller, secretary or treasurer of a corporation, provided, that (a) with respect to any certificate to be delivered by a Responsible Officer, such Responsible Officer shall have personal knowledge of the subject matter of such certificate, and (b) with respect to any other matter to be undertaken by a Responsible Officer, such Responsible Officer shall be duly authorized by all necessary corporate or other action with respect to such matter.

                  Rolling Delinquency Ratio: With respect to any Determination Date, the average, as of the last day of each of the three preceding Collection Periods, of the aggregate Outstanding Contract Balances of all Contracts which are 31 or more days past due as of the end of the preceding Collection Period divided by the aggregate Outstanding Contract Balances of all Contracts as of the end of such preceding Collection Period.

                  S&P: Standard & Poor's Ratings Services, a Division of The McGraw Hill Companies, Inc.

                  SEC: The Securities and Exchange Commission.

                  Securitization: As defined in Section 6.12 of this Credit Agreement.

                  Security and Collateral Agent Agreement: The Security and Collateral Agent Agreement dated as of April 30, 1998 among Borrower, Lender and the Collateral Agent.

                  Servicer: FirstCity Servicing Corporation of California.

                  Servicing Agreement: The Servicing Agreement dated as of April 30, 1998 among Borrower, the Servicer and the Collateral Agent.

                  Servicing Report: The report to be delivered by Borrower pursuant to Section 6.2 of the Credit Agreement, substantially in the form of
Exhibit I thereto.

                  Single-Employer Plan: A single employer plan, as defined in
Section 4001(a)(15) of ERISA, which (a) is maintained for employees of Borrower or an ERISA Affiliate thereof and no Person other than the Borrower and their ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any ERISA Affiliate thereof could have liability under Title IV of ERISA in the event such plan has been or were to be terminated.

                  Subordinated Debt: Any Debt which (x) is by its terms subordinated to the Obligations, and (y) provides for a non-petition covenant against Borrower.

                  Subordinated Lien: A Lien approved in writing by the Lender, and which secures any Subordinated Debt.

                  Subordinate Financing: Any combination of the following: cash, purchase of a "B piece" or "residual" certificate, funding of an initial reserve account deposit, issuance of a guaranty, serving as account party on a letter of credit, or other form of subordinate financing in the related securitization. Such subordinate financing shall be acceptable to the Rating Agencies and the Credit Enhancer.

                  Subsidiary: As to any Person, any Person of which a Person owns, directly or indirectly through one or more intermediaries, more than 50% of the Capital Stock or beneficial interest thereof.

                  Tangible Assets: All assets of Borrower except: (i) deferred assets, other than prepaid insurance and prepaid taxes, (ii) patents, copyrights, trademarks, trade names, non-compete agreements, franchises and similar intangibles, (iii) good will, including any amounts, however designated on the balance sheet of Borrower, representing the excess of the purchase price paid for assets or stock over the value assigned thereto on the books of Borrower, (iv) unamortized debt discount and expense, and (v) accounts, notes and other receivables due from Affiliates or employees.

                  Tangible Net Worth: At any date means a sum equal to (i) the net book value (after deducting related depreciation, amortization and other proper reserves) at which the Tangible Assets of Borrower would be shown on a balance sheet at such date in accordance with GAAP applied on a consistent basis, minus (ii) the amount at which the liabilities of Borrower (excluding Subordinated Debt) would be shown on such balance sheet in accordance with GAAP, and including as liabilities all reserves, required in accordance with GAAP, for contingencies and other potential liabilities.

                  Tangible Net Worth Requirement: The total Tangible Net Worth of FirstCity Financial is equal to at least $95 million.

                  Taxes: As defined in Section 2.10 of the Credit Agreement.

                  UCC: The Uniform Commercial Code as in effect in the specified jurisdiction or, if no jurisdiction is specified, as in effect in the state whose law, by agreement of the parties, governs the document or agreement in which the term "UCC" appears.

                  Underwriting Criteria: The criteria agreed upon for underwriting Contracts between Borrower and Lender and attached to the Credit Agreement as Exhibit K.

                  Unmatured Event of Default: Any of the events specified in the definition of Event of Default, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  Vehicle: Any new or used automobile or light truck that secures a Contract.

                  Vehicle Dealer: Any seller of automobile or light trucks that originated one or more of the Contracts and transferred, sold or assigned the respective Contract, directly or indirectly, to Borrower under a Dealer Assignment.

                                                                     EXHIBIT B

                                 PROMISSORY NOTE

                                                             New York, New York
                                                             April 30, 1998

                  FOR VALUE RECEIVED, the undersigned, FirstCity Auto Receivables L.L.C., a Delaware limited liability company (the "Borrower"), promises to pay to the order of ContiTrade Services L.L.C. ("Lender"), on the date specified in Section 2.5 of the Credit Agreement hereinafter referred to, at the office of Lender at 277 Park Avenue, New York, New York, in lawful money of the United States of America and in immediately available funds, the principal amount of FIFTY MILLION DOLLARS AND NO CENTS ($50,000,000), or if less, the aggregate unpaid principal amount of all Advances made by Lender to Borrower pursuant to the Credit Agreement, and to pay interest at such office, in like money, from the date hereof on the unpaid principal amount of such Loans from time to time outstanding at the rate and on the dates specified in Section
2.4 of the Credit Agreement.

                  Lender is authorized to record, on the schedule annexed thereto and made a part hereof or on other appropriate records of Lender, the date and amount of each Loan made by Lender, each continuation thereof, the interest rate from time to time on each Loan and the date and amount of each payment or repayment of principal thereof. Any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure of Lender to make any such recordation (or any error in such recordation) shall not affect the obligations of Borrower hereunder or under the Credit Agreement in respect of the Loan.

                  This Promissory Note is the Promissory Note referred to in the Warehouse Credit Agreement dated as of April 30, 1998 (as amended, supplemented or otherwise modified and in effect from time to time, the "Credit Agreement") among Borrower, Lender, FirstCity Consumer Lending Corporation and FirstCity Financial Corporation, and is entitled to the benefits thereof. Capitalized terms used herein without definition have the meanings assigned to them in the Credit Agreement.

                  This Promissory Note is subject to original and mandatory prepayment as provided in the Credit Agreement.

                  Upon the occurrence of an Event of Default, the Lender shall have all of the remedies specified in the Credit Agreement, and Borrower hereby waives presentment, demand, protest and all notices of any kind.

                  THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.


                                     FIRSTCITY AUTO RECEIVALBES CORP.

                                     By:
                                        -----------------------------------
                                        Name:
                                        Title:

                                  Schedule 1 to
                                 PROMISSORY NOTE
                                 ---------------

                                                       Interest               Prepayment                Notation
       Date                  Principal                 on Loans                of Loans                    By
------------------        ----------------        ------------------       -----------------       -------------------
------------------        ----------------        ------------------       -----------------       -------------------
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------------------        ----------------        ------------------       -----------------       -------------------
------------------        ----------------        ------------------       -----------------       -------------------
------------------        ----------------        ------------------       -----------------       -------------------
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------------------        ----------------        ------------------       -----------------       -------------------
------------------        ----------------        ------------------       -----------------       -------------------


                                                                    EXHIBIT C



                               NOTICE OF BORROWING


                  FirstCity Auto Receivables L.L.C. ("Borrower") hereby requests that ContiTrade Services L.L.C. make a Loan to it on [insert Borrowing Date] in the amount of [amount of Loan requested] by crediting the Collection Account by 4:00 p.m. (New York City time) on [insert Borrowing Date] (capitalized terms used herein have the meaning assigned to them in the Warehouse Credit Agreement dated as of April 30, 1998 as amended, modified or supplemented from time to time). Borrower hereby certifies to Lender that:

                  1. The representations and warranties of Borrower contained in the Credit Agreement are true and correct in all material respects on and as of this day.

                  2. Borrower is in compliance with all of the terms and provisions set forth in the Credit Agreement required to be complied with or performed by Borrower on or before the date hereof.

                  3. No Event of Default or Default (as defined in the Credit Agreement) has occurred and is continuing as of today's date.

                  4. The Collateral is not subject to any Lien, except Liens created by the Operative Documents. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Credit Agreement.

                  5. The Outstanding Facility Balance (prior to the making of the requested Advance) on the date hereof is $__________.

                  6. The Borrowing Base applicable to the requested Advance is $_________.

                  7. The Available Facility Amount is $____________.


                  IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate this _______ day of ________________, _____.



                                     FIRSTCITY AUTO RECEIVABLES L.L.C.

                                     By:
                                        -----------------------------------
                                        Name:
                                        Title: